Filed Pursuant to Rule 424(b)(3)
Registration No. 333-187183

PROSPECTUS

Pentair Ltd.

Pentair Finance S.A.

OFFER TO EXCHANGE ALL OUTSTANDING

$350,000,000 1.350% Senior Notes due 2015

$350,000,000 1.875% Senior Notes due 2017

$250,000,000 2.650% Senior Notes due 2019

$373,026,000 5.000% Senior Notes due 2021

$550,000,000 3.150% Senior Notes due 2022

FOR NEW, REGISTERED

$350,000,000 1.350% Senior Notes due 2015

$350,000,000 1.875% Senior Notes due 2017

$250,000,000 2.650% Senior Notes due 2019

$373,026,000 5.000% Senior Notes due 2021

$550,000,000 3.150% Senior Notes due 2022

The Exchange Notes

We are offering, upon the terms and subject to the conditions set forth in this prospectus, to exchange:

•

all of the outstanding 1.350% Senior Notes due 2015 (the “2015 Original Notes”) of Pentair Finance S.A. (the “Issuer”), issued on November 26, 2012 for the Issuer’s new, registered 1.350% Senior Notes due 2015 (the “2015 New Notes”);

•

all of the Issuer’s outstanding 1.875% Senior Notes due 2017 (the “2017 Original Notes”), issued on September 24, 2012, for the Issuer’s new, registered 1.875% Senior Notes due 2017 (the “2017 New Notes”);

•

all of the Issuer’s outstanding 2.650% Senior Notes due 2019 (the “2019 Original Notes”), issued on November 26, 2012, for the Issuer’s new, registered 2.650% Senior Notes due 2019 (the “2019 New Notes”);

•

all of the Issuer’s outstanding 5.000% Senior Notes due 2021 (the “2021 Original Notes”), issued on December 18, 2012, for the Issuer’s new, registered 5.000% Senior Notes due 2021 (the 2021 New Notes”); and

•

all of the Issuer’s outstanding 3.150% Senior Notes due 2022 (the “2022 Original Notes”), issued on September 24, 2012, for the Issuer’s new, registered 3.150% Senior Notes due 2022 (the “2022 New Notes”).

Pentair Ltd. (the “Guarantor”), the parent of the Issuer, will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest and any Additional Amounts (as defined herein), if any, on the 2015 New Notes, 2017 New Notes, 2019 New Notes, 2021 New Notes and 2022 New Notes (collectively the “new notes”) when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise.

Material Terms of the Exchange Offer

•	The exchange offer expires at 5:00 p.m., New York City time, on April 19, 2013, unless we extend it.

•

All outstanding 2015 Original Notes, 2017 Original Notes, 2019 Original Notes, 2021 Original Notes and 2022 Original Notes (collectively the “original notes”) that are validly tendered and not validly withdrawn will be exchanged.

•	You may withdraw your tender of original notes any time before the exchange offer expires.

•

The terms of the new notes are substantially identical to those of the original notes, except that the new notes will not have securities law transfer restrictions and the registration rights relating to the original notes and the new notes will not provide for the payment of additional interest under circumstances relating to the timing of the exchange offer.

•	We will not receive any proceeds from the exchange offer.

•	No established trading market for the new notes currently exists. The new notes will not be listed on any securities exchange or included in any automated quotation system.

•	The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal for the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days beginning when the new notes are first issued to make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 12 for a discussion of risk factors that you should consider before deciding to exchange your original notes for new notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 22, 2013.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any amendments or supplements to this prospectus that have been prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to exchange only the notes and guarantees offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of the prospectus.

In this prospectus, unless the context indicates otherwise and except as expressly set forth in the section captioned “Description of the New Notes and Guarantees,” the terms “us,” “we” and “our” refer to Pentair Ltd. and its consolidated subsidiaries. We are a Swiss corporation limited by shares that was formed in 2000. We are the successor to Pentair, Inc., a Minnesota corporation formed in 1966 and our wholly-owned subsidiary (“Pentair”), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any reference to “notes” in this prospectus refers to the original notes and to the new notes collectively, unless the context requires a different interpretation.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide you without charge upon your request, a copy of any documents that we incorporate by reference, other than exhibits to those documents that are not specifically incorporated by reference into those documents. You may request a copy of a document, at no cost, by request directed to us at the following address or telephone number:

Pentair Ltd.

c/o Pentair Management Company

5500 Wayzata Boulevard, Suite 800

Minneapolis, Minnesota 55416-1259

Attention: Secretary

(763) 545-1730

To ensure timely delivery, you must request the information no later than five (5) business days before the completion of the exchange offer. Therefore, you must make any request on or before April 12, 2013.

i

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, words such as “targets”, “plans”, “believes”, “expects”, “intends”, “will”, “likely”, “may”, “anticipates”, “estimates”, “projects”, “should”, “would”, “positioned”, “strategy”, “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus. These forward-looking statements are based on our management’s current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. We assume no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in “Risk Factors”. Our actual results could differ materially from expectations because of these factors, including: the ability to successfully integrate Pentair and Flow Control (as defined below) and achieve expected benefits from the Merger (as defined below); overall global economic and business conditions; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by our forward-looking statements.

ii

SUMMARY

This summary contains only some of the information contained elsewhere in this prospectus. You should read this entire prospectus carefully.

Our Business and Corporate Structure

We are a focused diversified industrial manufacturing company comprising three reporting segments: Water & Fluid Solutions, Valves & Controls and Technical Solutions. Water & Fluid Solutions designs, manufactures, installs and services products and systems used in the movement, storage and treatment of water. Valves & Controls designs, manufactures and markets valves, actuators and controls throughout the energy and process industries. Technical Solutions is a leading provider of products that guard and protect some of the world’s most sensitive electronics and electronic equipment, ensuring their safe, secure and reliable performance and is a leading provider of complete electric heat management solutions.

Our business took its current form on September 28, 2012 as a result of a spin-off (the “Spin-Off”) of Pentair Ltd. (the “Guarantor” and formerly known as Tyco Flow Control International Ltd. (as used prior to the Merger, “Flow Control”)) from its then-parent, Tyco International Ltd. (“Tyco”) and a reverse acquisition involving Pentair. We refer to the Spin-Off and the Merger collectively as the “Transactions.”

Prior to the Spin-Off, Tyco engaged in an internal restructuring whereby it transferred to the Guarantor certain assets related to Flow Control, and the Guarantor assumed from Tyco certain liabilities related to Flow Control. On September 28, 2012 prior to the Merger, Tyco effected the Spin-Off of the Guarantor through the pro-rata distribution of 100% of the outstanding common shares of the Guarantor to Tyco’s shareholders (the “Distribution”), resulting in the distribution of 110,898,934 of Guarantor common shares to Tyco’s shareholders. Immediately following the Distribution, an indirect, wholly-owned subsidiary of the Guarantor merged with and into Pentair, with Pentair surviving as an indirect, wholly-owned subsidiary of the Guarantor (the “Merger”). At the effective time of the Merger, each Pentair common share was converted into the right to receive one Guarantor common share, resulting in 99,388,463 of Guarantor common shares being issued to Pentair shareholders. The Merger is intended to be tax-free for U.S. federal income tax purposes. The Merger is accounted for under the acquisition method of accounting with Pentair treated as the acquirer. The total purchase price for Flow Control was $4.9 billion, consisting of $4.8 billion of common shares issued to Tyco shareholders, $0.5 million of cash paid to Tyco shareholders in lieu of fractional shares, and $111.2 million in replacement equity-based awards to holders of Tyco equity-based awards. In October 2012, the Guarantor contributed the parent company of Pentair to Pentair Finance S.A (the “Issuer”), which in turn contributed the parent company of Pentair to a subsidiary of the Issuer resulting in Pentair becoming an indirect, wholly-owned subsidiary of the Issuer (the “Pentair Reorganization”). Currently, Guarantor common shares are traded on the New York Stock Exchange under the symbol PNR.

The diagram below shows the corporate structure of the Guarantor, the Issuer and Pentair:

The Companies

Pentair Finance S.A.

The Issuer, Pentair Finance S.A., is a Luxembourg public limited liability company (société anonyme) and a wholly-owned subsidiary of the Guarantor. Its registered and principal office is located at 26, boulevard Royal, L-2449 Luxembourg, it is registered with the Luxembourg trade and companies register under B.166.305, and its telephone number at that address is +352 2299995792.

Pentair Ltd.

The Guarantor, Pentair Ltd., is a Swiss corporation (Aktiengesellschaft). Its registered and principal office is located at Freier Platz 10, 8200 Schaffhausen, Switzerland, and its telephone number at that address is +41-52-630-48-00. Its management office in the United States is located at 5500 Wayzata Blvd., Suite 800, Minneapolis, Minnesota 55416. Its website address is www.pentair.com. Information contained on, or connected to, this website does not and will not constitute part of this prospectus.

Risk Factors

We face numerous risks related to, among other things, our business, legal, regulatory and compliance matters, the Distribution and the Merger and our liquidity. These risks are set forth in detail under the heading “Risk Factors.” Any of these risks could materialize and have a material adverse effect on our business, financial condition, results of operations or cash flows. We encourage you to review these risk factors carefully. Furthermore, this prospectus contains forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including but not limited to those under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.”

THE EXCHANGE OFFER

The following is a brief description of the material terms of the exchange offer. We are offering to exchange the original notes for the new notes. The terms of the new notes offered in the exchange offer are substantially identical to the terms of the original notes, except that the new notes will be registered under the Securities Act and certain transfer restrictions, registration rights and additional interest provisions relating to the original notes do not apply to the new notes. For a more complete description, see “Description of the New Notes and Guarantees.”

Original Notes	$350,000,000 aggregate principal amount of 1.350% Senior Notes due 2015, $350,000,000 aggregate principal amount of 1.875% Senior Notes due 2017, $250,000,000 aggregate principal amount of 2.650% Senior Notes due 2019, $373,026,000 aggregate principal amount of 5.000% Senior Notes due 2021, and $550,000,000 aggregate principal amount of 3.150% Senior Notes due 2022.

The original notes were issued in transactions exempt from registration under the Securities Act and are subject to transfer restrictions.

New Notes	$350,000,000 aggregate principal amount of 1.350% Senior Notes due 2015, $350,000,000 aggregate principal amount of 1.875% Senior Notes due 2017, $250,000,000 aggregate principal amount of 2.650% Senior Notes due 2019, $373,026,000 aggregate principal amount of 5.000% Senior Notes due 2021, and $550,000,000 aggregate principal amount of 3.150% Senior Notes due 2022.

The Exchange Offer	We are offering to exchange $1,000 principal amount of the new notes for each $1,000 principal amount of your original notes. Original notes tendered in the exchange offer must be in minimum denominations of $2,000 principal amount and any integral multiples of $1,000 in excess thereof. In order for us to exchange your original notes, you must validly tender them to us and we must accept them. For procedures for tendering, see “The Exchange Offer—Procedures for Tendering Original Notes.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on April 19, 2013, unless we extend it.

Acceptance of Original Notes and Delivery of New Notes	We will accept for exchange any and all original notes that are validly tendered in the exchange offer and not withdrawn before the exchange offer expires. The new notes will be delivered promptly following the exchange offer.

Withdrawal Rights	You may withdraw your tender of original notes at any time before the exchange offer expires.

Conditions of the Exchange Offer

Our obligation to consummate the exchange offer is not subject to any conditions, other than that the exchange offer does not violate any applicable law or Securities and Exchange Commission (“SEC”) staff interpretation. See “The Exchange Offer—Conditions.” We reserve the right to terminate or amend the exchange offer at any time prior to the expiration date if, among other things, there shall have been proposed, adopted or enacted any law, statute, rule, regulation or SEC staff interpretation which, in our judgment, could reasonably be expected to materially impair our ability to proceed with the exchange offer.

Consequences of Failure to Exchange	If you are eligible to participate in the exchange offer and you do not tender your original notes, then you will not have further exchange or registration rights and you will continue to hold original notes subject to restrictions on transfer.

Certain Luxembourg, Swiss and Untied States Federal Income Tax Considerations	For a summary of certain Luxembourg, Swiss and United States federal income tax considerations of the exchange offer, see “Certain Luxembourg, Swiss and Untied States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Accounting Treatment	We will not recognize any gain or loss on the exchange of notes. See “The Exchange Offer—Accounting Treatment.”

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent. See “The Exchange Offer—Exchange Agent.”

Resales of New Notes	Based on interpretations by the staff of the SEC set forth in no-action letters issued to other parties, we believe that the new notes issued pursuant to the exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you are acquiring the new notes in the ordinary course of your business;

•

you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the new notes; and

•	you are not acting on behalf of any person who could not truthfully make the foregoing representations.

If you are an affiliate of ours, or are engaging in or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the new notes, then:

•	you may not rely on the applicable interpretations of the staff of the SEC;

•	you will not be permitted to tender original notes in the exchange offer; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the original notes.

Each participating broker-dealer that receives new notes for its own account under the exchange offer in exchange for original notes that were acquired by the broker dealer as a result of market making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the new notes.

Any broker-dealer that acquired original notes from us may not rely on the applicable interpretations of the staff of the SEC and must comply with registration and prospectus delivery requirements of the Securities Act (including being named as a selling security holder) in connection with any resales of the original notes or the new notes.

See “The Exchange Offer—Procedures for Tendering Original Notes” and “Plan of Distribution.”

THE NEW NOTES

The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes and the guarantees, please refer to “Description of the New Notes and Guarantees.”

Issuer	Pentair Finance S.A., a Luxembourg public limited liability company and wholly-owned subsidiary of the Guarantor.

Guarantor	Pentair Ltd., a Swiss corporation.

Securities	Up to $350,000,000 aggregate principal amount of 1.350% Senior Notes due 2015.

Up to $350,000,000 aggregate principal amount of 1.875% Senior Notes due 2017.

Up to $250,000,000 aggregate principal amount of 2.650 % Senior Notes due 2019.

Up to $373,026,000 aggregate principal amount of 5.000% Senior Notes due 2021.

Up to $550,000,000 aggregate principal amount of 3.150% Senior Notes due 2022.

Maturity Date	The 2015 New Notes will mature on December 1, 2015.

The 2017 New Notes will mature on September 15, 2017.

The 2019 New Notes will mature on December 1, 2019.

The 2021 New Notes will mature on May 15, 2021.

The 2022 New Notes will mature on September 15, 2022.

Interest Payment Dates	Interest on the new notes will be payable for each series of notes as follows:

For the 2015 New Notes: June 1 and December 1 of each year, commencing on June 1, 2013.

For the 2017 New Notes: March 15 and September 15 of each year, commencing on September 15, 2013.

For the 2019 New Notes: June 1 and December 1 of each year, commencing on June 1, 2013.

For the 2021 New Notes: May 15 and November 15 of each year, commencing on May 15, 2013.

For the 2022 New Notes: March 15 and September 15 of each year, commencing on September 15, 2013.

Interest Rate	The new notes will bear interest at the following rates per annum for each series of notes as follows:

1.350% for the 2015 New Notes.

1.875% for the 2017 New Notes.

2.650% for the 2019 New Notes.

5.000% for the 2021 New Notes.

3.150% for the 2022 New Notes.

Optional Redemption	The Issuer may redeem the new notes, in whole or in part, at anytime in the case of the 2015 New Notes, 2017 New Notes and 2019 New Notes, prior to February 15, 2021 in the case of the 2021 New Notes (three months prior to the maturity date of the 2021 New Notes) and prior to June 15, 2022 in the case of the 2022 New Notes (three months prior to the maturity date of the 2022 New Notes), at a price equal to the greater of 100% of the principal amount of the new notes being redeemed and a “make-whole” amount, plus in each case, accrued and unpaid interest on the new notes being redeemed to, but excluding, the redemption date.

The Issuer may redeem, in whole or in part, the 2021 New Notes on or after February 15, 2021 (three months prior to the maturity date of the 2021 New Notes) and the 2022 New Notes on or after June 15, 2022 (three months prior to the maturity date of the 2022 New Notes) at a redemption price equal to 100% of the principal amount of the new notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Purchase of Notes upon a Change of Control Triggering Event	If a change of control triggering event occurs with respect to the new notes, unless the Issuer has exercised its option to redeem the new notes, the Issuer will be required, subject to certain conditions, to offer to repurchase all of the new notes then outstanding at a purchase price equal to 101% of the principal amount of the new notes repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase.

Redemption of Notes for Tax Reasons	The Issuer may redeem all, but not part, of a series of the notes upon the occurrence of specified tax events described under “Description of the New Notes and Guarantees—Redemption upon Changes in Withholding Taxes.”

Minimum Denomination	Interests in the global notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Guarantees	The Guarantor will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest and any Additional Amounts (as defined herein), if any, on the new notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise.

Ranking	The new notes will be unsecured and unsubordinated obligations that rank equally in right of payment with all of the Issuer’s existing and future unsecured and unsubordinated debt. The guarantees will be unsecured and unsubordinated obligations that rank equally in right of payment with all of the Guarantor’s existing and future unsecured debt.

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the new notes, see “Description of the New Notes and Guarantees—Events of Default.”

No Established Trading Market	The new notes are a new issue of securities with no established trading market. The new notes will not be listed on any securities exchange or on any automated dealer quotation system. We cannot assure you that an active or liquid trading market for the new notes will develop. If an active or liquid trading market for the new notes does not develop, the market price and liquidity of the new notes may be adversely affected.

Risk Factors	Investing in the new notes involves substantial risks and uncertainties. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to tender your original notes in the exchange offer and invest in the new notes.

Additional Notes	The Issuer may from time to time, without consent of the holders of the new notes, issue notes having the same terms and conditions as the new notes (except that the issue price and issue date may vary). Additional notes issued in this manner will form a single series with the new notes issued pursuant to the exchange offer and the original notes not tendered in the exchange offer.

Governing Law	The State of New York.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth our summary historical consolidated financial information. The consolidated statements of operations and comprehensive income (loss) data for the years ended December 31, 2012, December 31, 2011 and December 31, 2010 and the consolidated balance sheets data as of December 31, 2012 and December 31, 2011 are derived from, and qualified by reference to, our audited consolidated financial statements and related notes incorporated by reference in this prospectus. The consolidated balance sheets data as of December 31, 2010 are derived from our consolidated financial statements and related notes not included or incorporated by reference in this prospectus. All periods presented have been revised, as applicable, for a retrospective change in accounting principle for recognizing pension and other post-retirement plan expense, as explained in the related notes to consolidated financial statements incorporated by reference in this prospectus. This information is only a summary, and you should read it in conjunction with our financial statements and related notes incorporated by reference in this prospectus. The consolidated financial data may not be indicative of future performance.

	Years ended December 31(1)
	2012	2011(2)	2010
	(In millions, except per-share data)
Consolidated statements of operations and comprehensive income (loss) data:
Net sales	$4,416	$3,457	$3,031
Operating income (loss)	(43)	100	313
Net income (loss) from continuing operations attributable to Pentair Ltd.	(107)	(7)	186
EBITDA(3)	46	206	395

Per-share data:
Basic:
Earnings (loss) per share from continuing operations attributable to Pentair Ltd.	$(0.84)	$(0.08)	$1.89
Weighted average shares	127	98	98
Diluted:
Earnings (loss) per share from continuing operations attributable to Pentair Ltd.	$(0.84)	$(0.08)	$1.87
Weighted average shares	127	98	99

Consolidated balance sheets data:
Total assets	$11,795	$4,586	$3,974
Total debt	2,457	1,309	707
Total equity	6,483	2,047	2,205

(1)

For periods prior to 2012, the Consolidated Statements of Operations and Comprehensive Income (Loss) and Consolidated Statements of Cash Flows included in the audited consolidated financial statements incorporated by reference in this prospectus include the historical results of Pentair. Following the consummation of the Merger on September 28, 2012, the consolidated financial statements include the results of Flow Control.

(2)

In May 2011, we acquired as part of Water & Fluid Solutions, the Clean Process Technologies division of privately held Norit Holding B.V. In the fourth quarter of 2011, we recorded a pre-tax non-cash goodwill impairment charge of $200.5 million.

(3)

The body of generally accepted accounting principles in the United States is commonly referred to as “GAAP.” We disclose earnings before net interest, income taxes and depreciation and amortization (“EBITDA”), which is a non-GAAP financial measure. This measure is not a financial measure under GAAP and should not be considered as a substitute for net income, operating profit, cash from operating activities or any other operating performance measure calculated in accordance with GAAP, and it may not be comparable to similarly titled measures reported by other companies. We use EBITDA to measure the operational strength and performance of our businesses. The table below reconciles EBITDA to net income (loss) from continuing operations attributable to Pentair Ltd.

	Years ended December 31
	2012	2011	2010
	(in millions)
Net income (loss) from continuing operations attributable to Pentair Ltd.	$(107)	$(7)	$186
Provision (benefit) for income tax	(79)	46	89
Interest expense	71	60	37
Interest income	(3)	(1)	(1)
Depreciation	88	66	58
Amortization	76	42	26

EBITDA	$46	$206	$395

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following table presents summary unaudited pro forma combined financial information about the consolidated statements of operations of the Guarantor with Pentair as the acquiring entity for accounting purposes in the Merger, and gives effect to the Transactions and the Pentair Reorganization. The pro forma statement of operations data combine Pentair’s statement of operations for the year ended December 31, 2012 with Flow Control’s statement of operations data for the period from January 1, 2012 to September 28, 2012 giving effect to the Transactions and the Pentair Reorganization as if they had been consummated on January 1, 2012. This unaudited pro forma combined financial information was prepared using the acquisition method of accounting with Pentair considered the acquirer of Flow Control.

The unaudited pro forma combined financial information reflects preliminary purchase price allocations used in accounting for the Merger, which will likely be revised. Such revisions may result in material changes. The unaudited pro forma combined financial information is presented for illustrative purposes only and does not indicate the financial results of the Guarantor.

The information presented below should be read in conjunction with the historical consolidated financial statements of Pentair and the Guarantor and the historical combined financial statements of Flow Control, including the related notes and with the pro forma condensed combined financial statements of Pentair and Flow Control, including the related notes, incorporated by reference in this prospectus. See “Where You Can Find More Information.” The unaudited pro forma combined financial data are not necessarily indicative of results that actually would have occurred or that may occur in the future had the Transactions been completed on the dates indicated.

Year Ended December 31, 2012
($ in millions)
Statement of Operations Data:
Net sales	$7,409.9
Operating income	$377.0
Net income from continuing operations attributable to shareholders	$196.7

RISK FACTORS

You should carefully consider all of the information in this prospectus and each of the risks described below, which we believe are the principal risks that we face. Some of the risks relate to our business and others to the exchange offer and the notes and guarantees. Any of the following risks could materially and adversely affect our business, financial condition, results of operations, cash flows and the actual outcome of matters as to which forward-looking statements are made in this prospectus. While we believe we have identified and discussed below the material risks affecting our business, there may be additional risks and uncertainties that we do not presently know or that we do not currently believe to be material that may adversely affect our business, financial condition, results of operations and cash flows in the future.

Risks Relating to Our Business

General global economic and business conditions affect demand for our products.

We compete in various geographic regions and product markets around the world. Among these, the most significant are global industrial markets and residential markets. Many of our businesses have experienced periodic economic downturns. Important factors for our businesses and the businesses of our customers include the overall strength of the economy and our customers’ confidence in the economy; industrial and governmental capital spending; the strength of the residential and commercial real estate markets; unemployment rates; availability of consumer and commercial financing; interest rates; and energy and commodity prices. While we attempt to minimize our exposure to economic or market fluctuations by serving a balanced mix of end markets and geographic regions, any of these factors, individually or in the aggregate, or a significant or sustained downturn in a specific end market or geographic region could materially and adversely affect our business, financial condition, results of operations and cash flows.

We compete in attractive markets with a high level of competition, which may result in pressure on our profit margins and limit our ability to maintain or increase the market share of our products.

The markets for our products and services are geographically diverse and highly competitive. We compete against large and well-established national and global companies, as well as regional and local companies and lower cost manufacturers. We compete based on technical expertise, reputation for quality and reliability, timeliness of delivery, previous installation history, contractual terms and price. Some of our competitors, in particular smaller companies, attempt to compete based primarily on price, localized expertise and local relationships, especially with respect to products and applications that do not require a great deal of engineering or technical expertise. In addition, during economic downturns average selling prices tend to decrease as market participants compete more aggressively on price. If we are unable to continue to differentiate our products, services and solutions, or if we are forced to cut prices or to incur additional costs to remain competitive, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

Our future growth is dependent upon our ability to continue to adapt our products, services and organization to meet the demands of local markets in both developed and emerging economies and by developing or acquiring new technologies that achieve market acceptance with acceptable margins.

We operate in global markets that are characterized by customer demand that is often global in scope but localized in delivery. We compete with thousands of smaller regional and local companies that may be positioned to offer products produced at lower cost than ours, or to capitalize on highly localized relationships and knowledge that are difficult for us to replicate. Also, in several emerging markets potential customers prefer local suppliers, in some cases because of existing relationships and in other cases because of local legal restrictions or incentives that favor local businesses. Accordingly, our future success depends upon a number of factors, including our ability to adapt our products, services, organization, workforce and sales strategies to fit localities throughout the world, particularly in high growth emerging markets; identify emerging technological and other trends in our target end-markets; and develop or acquire competitive products and services and bring them to market quickly and cost-effectively. We have chosen to focus our growth initiatives in specific end markets and geographies, but we cannot provide assurance that these growth initiatives will be sufficient to offset revenue declines in other markets. The failure to effectively adapt our products or services could materially and adversely affect our business, financial condition, results of operations and cash flows.

Our business strategy includes acquiring companies and making investments that complement our existing businesses. These acquisitions and investments could be unsuccessful or consume significant resources, which could adversely affect our operating results.

We continue to analyze and evaluate the acquisition of strategic businesses or product lines with the potential to strengthen our industry position or enhance our existing set of product and services offerings. There can be no assurance that we will identify or successfully complete transactions with suitable acquisition candidates in the future or that completed acquisitions will be successful. Acquisitions and investments may involve significant cash expenditures, debt incurrence, operating losses and expenses that could have a material adverse effect on our business, financial condition, results of operations and cash flows. Acquisitions involve numerous other risks, including:

•	diversion of management time and attention from daily operations;

•	difficulties integrating acquired businesses, technologies and personnel into our business;

•	difficulties in obtaining and verifying the financial statements and other business information of acquired businesses;

•	inability to obtain required regulatory approvals and/or required financing on favorable terms;

•	potential loss of key employees, key contractual relationships or key customers of acquired companies or of ours; and

•	assumption of the liabilities and exposure to unforeseen liabilities of acquired companies, including risks related to the U.S. Foreign Corrupt Practices Act (the “FCPA”).

It may be difficult for us to complete transactions quickly and to integrate acquired operations efficiently into our business operations. Any acquisitions or investments may ultimately harm our business, financial condition, results of operations and cash flows, as such acquisitions may not be successful and may ultimately result in impairment charges.

We are exposed to political, regulatory, economic and other risks that arise from operating a multinational business.

The unaudited pro forma combined sales for Pentair and Flow Control outside of the United States for the last twelve months ended December 31, 2012 accounted for 60% of our net sales, and we expect this percentage to be representative of our future sales mix. Further, most of our businesses obtain some products, components and raw materials from foreign suppliers. Accordingly, our business is subject to the political, regulatory, economic and other risks that are inherent in operating in numerous countries. These risks include:

•	changes in general economic and political conditions in countries where we operate, particularly in emerging markets;

•	relatively more severe economic conditions in some international markets than in the United States;

•	the difficulty of enforcing agreements and collecting receivables through foreign legal systems;

•	the difficulty of communicating and monitoring standards and directives across our global network of after-market service centers and manufacturing facilities;

•	trade protection measures and import or export licensing requirements and restrictions;

•	the possibility of terrorist action affecting us or our operations;

•	the threat of nationalization and expropriation;

•	the imposition of tariffs, exchange controls or other trade restrictions;

•	difficulty in staffing and managing widespread operations in non-U.S. labor markets;

•	changes in tax treaties, laws or rulings that could have an adverse impact on our effective tax rate;

•	limitations on repatriation of earnings;

•	the difficulty of protecting intellectual property in foreign countries; and

•	changes in and required compliance with a variety of foreign laws and regulations.

Our success depends in part on our ability to anticipate and effectively manage these and other risks. We cannot assure you that these and other factors will not have a material adverse effect on our international operations or on our business as a whole.

Volatility in currency exchange rates may adversely affect our financial condition, results of operations and cash flows.

The unaudited pro forma combined sales for Pentair and Flow Control outside of the United States for the last twelve months ended December 31, 2012 accounted for 60% of our net sales, and we expect this percentage to be representative of our future sales mix. Our financial statements reflect translation of items denominated in non-U.S. currencies to U.S. dollars. Therefore, if the U.S. dollar strengthens in relation to the principle non-U.S. currencies from which we derive revenue as compared to a prior period, our U.S. dollar reported revenue and income will effectively be decreased to the extent of the change in currency valuations, and vice-versa. Changes in the relative values of currencies occur regularly and in some instances, may have a significant effect on our financial condition, results of operations and cash flows.

Our future revenue depends in part on the existence of and our ability to win new contracts for major capital projects.

An increasing portion of our revenue in our Thermal Management and Water & Environmental Systems global business unit (“GBU”) is derived from major capital projects, including water pipeline and desalination projects in Water & Fluid Solutions. The number of such projects we may win in any year fluctuates, and is dependent upon the general availability of such projects and our ability to bid successfully for them. If negative market conditions arise, fewer such projects may be available, and if we fail to secure adequate financial arrangements or required governmental approvals we may not be able to pursue particular projects. Either condition could materially and adversely affect our business, financial condition, results of operations and cash flows.

We maintain a sizable backlog and the timing of our conversion of revenue out of backlog is uncertain. Our inability to convert backlog into revenue, whether due to factors that are within or outside of our control, could adversely affect our revenue and profitability.

The timing of our conversion of revenue out of backlog is subject to a variety of factors that may cause delays, many of which, including fluctuations in our customers’ delivery schedules, are beyond our control. This is especially true with respect to major global capital projects, where the extended timeline for project completion and invoice satisfaction increases the likelihood for delays in the conversion of backlog related to modifications and order cancellations. Such delays may lead to significant fluctuations in results of operations and cash flows from quarter to quarter, making it difficult to predict our financial performance on a quarterly basis. Further, while we believe that historical order cancellations have not been significant, if we were to experience a significant amount of cancellations of or reductions in orders, it would reduce our backlog and, consequently, our future sales and results of operations.

Material cost and other inflation have adversely affected and could continue to affect our results of operations.

In the past, we have experienced material cost and other inflation in a number of our businesses. We strive for productivity improvements and implement increases in selling prices to help mitigate cost increases in raw materials (especially metals and resins), energy and other costs such as pension, health care and insurance. We continue to implement operational initiatives in order to mitigate the impacts of this inflation and continuously reduce our costs. We cannot provide assurance, however, that these actions will be successful in managing our costs or increasing our productivity. Continued cost inflation or failure of our initiatives to generate cost savings or improve productivity would likely negatively impact our results of operations.

We are exposed to liquidated damages in many of our customer contracts.

Many of our customer contracts contain liquidated damages provisions in the event that we fail to perform our obligations thereunder in a timely manner or in accordance with agreed terms, conditions and standards. Liquidated damages provisions typically provide for a payment to be made by us to the customer if we fail to deliver a product or service on time. We generally try to limit our exposure to a maximum penalty within a contract. However, because our products are often components of large and complex systems or capital projects, if we incur liquidated damages they may materially and adversely affect our business, financial condition, results of operations and cash flows.

Certain of our products require certifications by regulators or standards organizations, and our failure to obtain or maintain such certifications could negatively impact our business.

In certain industries and for certain applications, in particular with respect to our pressure relief valves and valves used in the nuclear power generation industry, we must obtain certifications for our products or installations by regulators or standards organizations. As we expand our products offering into emerging markets, we will need to comply with additional and potentially different certification requirements. If we fail to obtain required certifications for our products, or if we fail to maintain such certifications on our products after they have been certified, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

Intellectual property challenges may hinder our ability to develop, engineer and market our products.

Patents, non-compete agreements, proprietary technologies, customer relationships, trademarks, trade names and brand names are important to our business. Intellectual property protection, however, may not preclude competitors from developing products similar to ours or from challenging our names or products. Our pending patent applications, and our pending copyright and trademark registration applications, may not be allowed or competitors may challenge the validity or scope of our patents, copyrights or trademarks. In addition, our patents, copyrights, trademarks and other intellectual property rights may not provide us a significant competitive advantage. Over the past few years, we have noticed an increasing tendency for participants in our markets to use conflicts over and challenges to intellectual property as a means to compete. Patent and trademark challenges increase our costs to develop, engineer and market our products. We may need to spend significant resources monitoring our intellectual property rights and we may or may not be able to detect infringement by third parties. If we fail to successfully enforce our intellectual property rights or register new patents, our competitive position could suffer, which could harm our business, financial condition, results of operations and cash flows.

We have significant goodwill and intangible assets and future impairment of our goodwill and intangible assets could have a material negative impact on our financial results.

We test goodwill and indefinite-lived intangible assets for impairment on an annual basis, by comparing the estimated fair value of each of our reporting units to their respective carrying values on their balance sheets. As of December 31, 2012 our goodwill and intangible assets were $6,804.2 million and represented 58% of our total assets. Long-term declines in projected future cash flows could result in future goodwill and intangible asset impairments. Because of the significance of our goodwill and intangible assets, any future impairment of these assets could have a material adverse effect on our financial results.

In the fourth quarter of 2012 and 2011, we completed our annual goodwill and intangible assets impairment reviews. As a result, we recorded a pre-tax non-cash impairment charge of $60.7 million for trade names intangibles and $200.5 million for goodwill in the fourth quarter of 2012 and 2011, respectively. These represent impairments of trade names in Water & Fluid Solutions and Technical Solutions in 2012. The impairment charge was the result of a rebranding strategy implemented in the fourth quarter of 2012. In 2011, the goodwill impairment occurred in Water & Fluid Solutions. The impairment charges resulted from changes in our forecasts in light of economic conditions and due to continued softness in the end-markets served by residential water treatment components.

We may be adversely affected by work stoppages, union negotiations, labor disputes and other matters associated with our labor force.

As of December 31, 2012, 15,000 of our employees were covered by collective bargaining agreements or works councils. Although we believe that our relations with the labor unions and work councils that represent our employees are generally good and we have experienced no material strikes and only minor work stoppages recently, no assurances can be made that we will not experience in the future these and other types of conflicts with labor unions, works councils, other groups representing employees or our employees generally, or that any future negotiations with our labor unions will not result in significant increases in our cost of labor.

Seasonality of sales and weather conditions may adversely affect our financial results.

We experience seasonal demand in a number of markets within Water & Fluid Solutions and Technical Solutions. In the Aquatic Systems GBU of Water & Fluid Solutions, end-user demand for pool equipment in our primary markets follows warm weather trends and is at seasonal highs from April to August. In the Flow Technologies GBU of Water & Fluid Solutions, demand for residential water supply products and agricultural products follows warm weather trends and is at seasonal highs from April to August. The magnitude of the sales increase in both Aquatic Systems and Flow Technologies is partially mitigated by employing some advance sale or “early buy” programs (generally including extended payment terms and/or additional discounts). Also in Water & Fluid Solutions, our Water & Environmental Systems GBU generally experiences increased demand during Australia’s prime agricultural seasons. Seasonal effects may vary from year to year and are impacted by weather patterns, particularly by temperatures, heavy flooding and droughts. The Thermal Management GBU in Technical Solutions generally experiences increased demand for products and services during the fall and winter months in the Northern Hemisphere. We cannot provide assurance that seasonality and weather conditions will not have a material adverse effect on our results of operations.

Risks Relating to Legal, Regulatory and Compliance Matters

Our subsidiaries are party to asbestos-related product litigation that could adversely affect our financial condition, results of operations and cash flows.

Our subsidiaries, along with numerous other companies, are named as defendants in a substantial number of lawsuits based on alleged exposure to asbestos-containing materials. These cases typically involve product liability claims based primarily on allegations of manufacture, sale or distribution of industrial products that either contained asbestos or were attached to or used with asbestos-containing components manufactured by third parties. Each case typically names between dozens to hundreds of corporate defendants. Historically, our subsidiaries have been identified as defendants in asbestos-related claims. We have experienced an increase in the number of asbestos-related lawsuits over the past several years, including lawsuits by plaintiffs with mesothelioma-related claims. A large percentage of these suits have not presented viable legal claims and, as a result, have been dismissed or withdrawn. Our strategy has been, and continues to be, to mount a vigorous defense aimed at having unsubstantiated suits dismissed, and, only where appropriate, settling claims before trial. As of December 31, 2012, there were approximately 1,900 lawsuits pending against our subsidiaries. A lawsuit might include several claims, and we have approximately 2,300 claims outstanding as of December 31, 2012. We cannot predict with certainty the extent to which we will be successful in litigating or otherwise resolving lawsuits in the future and we continue to evaluate different strategies related to asbestos claims filed against us including entity restructuring and judicial relief. Unfavorable rulings, judgments or settlement terms could have a material adverse impact on our business and financial condition, results of operations and cash flows.

We currently record an estimated liability related to pending claims and claims, including related defense costs, based on a number of key assumptions and estimation methodologies. These assumptions are derived from historical claims experience and reflect our expectations about future claim activities. These assumptions about the future may or may not prove accurate, and accordingly, we may incur additional liabilities in the future. A change in one or more of the inputs or the methodology that we use to estimate the asbestos liability could materially change the estimated liability and associated cash flows for pending and future claims. Although it is possible that we will incur additional costs for asbestos claims filed beyond what we have currently recorded, we do not believe there is a reasonable basis for estimating those costs at this time. On a quarterly and annual basis, we review and update as appropriate, such estimated asbestos liabilities and assets and the underlying assumptions. Such an update could result in a material change in such estimated assets and liabilities.

We also record an asset that represents our best estimate of probable recoveries from insurers or other responsible parties for the estimated asbestos liabilities. There are significant assumptions made in developing estimates of asbestos-related recoveries, such as policy triggers, policy or contract interpretation, success in litigation in certain cases, the methodology for allocating claims to policies and the continued solvency of the insurers or other responsible parties. The assumptions underlying the recorded asset may not prove accurate, and as a result, actual performance by our insurers and other responsible parties could result in lower receivables and cash flows expected to reduce our asbestos costs. We believe it is possible that the cost of asbestos claims filed beyond our estimation period, net of expected recoveries, could have a material adverse effect on our financial condition, results of operations and cash flows.

We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar anti-corruption laws outside the United States.

The FCPA and similar anti-corruption laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments to government officials or other persons for the purpose of obtaining or retaining business. Recent years have seen a substantial increase in anti-bribery law enforcement activity, with more frequent and aggressive investigations and enforcement proceedings by both the U.S. Department of Justice (“DOJ”) and the SEC, increased enforcement activity by non-U.S. regulators and increases in criminal and civil proceedings brought against companies and individuals. Our policies mandate compliance with these anti-bribery laws. We operate in many parts of the world that are recognized as having governmental and commercial corruption and in certain circumstances, strict compliance with anti-bribery laws may conflict with local customs and practices. Because many of our customers and end users are involved in infrastructure construction and energy production, they are often subject to increased scrutiny by regulators. We cannot assure you that our internal control policies and procedures will always protect us from reckless or criminal acts committed by our employees or third-party intermediaries. In the event that we believe or have reason to believe that our employees or agents have or may have violated applicable anti-corruption laws, including the FCPA we may be required to investigate or have outside counsel investigate the relevant facts and circumstances, which can be expensive and require significant time and attention from senior management. Violations of these laws may result in criminal or civil sanctions, which could disrupt our business and result in a material adverse effect on our reputation, business, financial condition, results of operations and cash flows.

Prior to the Merger, the Flow Control business was subject to investigations by the DOJ and the SEC related to allegations that improper payments were made by the Flow Control business and other Tyco subsidiaries and third-party intermediaries in recent years in violation of the FCPA. Tyco reported to the DOJ and the SEC the remedial measures that it had taken in response to the allegations and Tyco’s own internal investigations. As a result of discussions with the DOJ and SEC aimed at resolving these matters, on September 24, 2012, Tyco entered into a settlement with the SEC and a non-prosecution agreement with the DOJ, pursuant to which the Flow Control business is for a three year period subject to yearly reporting to the DOJ concerning its continuing compliance efforts. As a result, the Flow Control business may be subject to investigations in other jurisdictions or suffer other criminal or civil penalties or adverse impacts, including being subject to lawsuits brought by private litigants, each of which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our failure to satisfy international trade compliance regulations may adversely affect us.

Our global operations require importing and exporting goods and technology across international borders on a regular basis. Certain of the products we manufacture are “dual use” products, which are products that may have both civil and military applications, or may otherwise be involved in weapons proliferation, and are often subject to more stringent export controls. From time to time, we obtain or receive information alleging improper activity in connection with imports or exports. Our policy mandates strict compliance with U.S. and non-U.S. trade laws applicable to our products. However, even when we are in strict compliance with law and our policies, we may suffer reputational damage if certain of our products are sold through various intermediaries to entities operating in sanctioned countries. When we receive information alleging improper activity, our policy is to investigate that information and respond appropriately, including, if warranted, reporting our findings to relevant governmental authorities. Nonetheless, we cannot provide assurance that our policies and procedures will always protect us from actions that would violate U.S. and/or non-U.S. laws. Any improper actions could subject us to civil or criminal penalties, including material monetary fines, or other adverse actions including denial of import or export privileges, and could damage our reputation and business prospects.

Legislative action by the U.S. Congress could adversely affect us.

Legislative action could be taken by the U.S. Congress which, if ultimately enacted, could override tax treaties, or modify tax statutes or regulation upon which we rely. We cannot predict the outcome of any specific legislative proposals. If proposals were enacted that had the effect of disregarding our incorporation in Switzerland or limiting our ability as a Swiss company to take advantage of the tax treaties between Switzerland and the United States, we could be subject to increased taxation, which could materially adversely affect our financial condition, results of operations, cash flows or our effective tax rate in future reporting periods.

We are exposed to potential environmental and other laws, liabilities and litigation.

We are subject to federal, state, local and foreign laws and regulations governing our environmental practices, public and worker health and safety, and the indoor and outdoor environment. Compliance with these environmental, health and safety regulations could require us to satisfy environmental liabilities, increase the cost of manufacturing our products or otherwise adversely affect our business, financial condition and results of operations. Any violations of these laws by us could cause us to incur unanticipated liabilities that could harm our operating results and cause our business to suffer. We are also required to comply with various environmental laws and maintain permits, some of which are subject to discretionary renewal from time to time, for many of our businesses and we could suffer if we are unable to renew existing permits or to obtain any additional permits that we may require. Compliance with environmental requirements also could require significant operating or capital expenditures or result in significant operational restrictions. We cannot assure you that we have been or will be at all times in compliance with environmental and health and safety laws. If we violate these laws, we could be fined, criminally charged or otherwise sanctioned by regulators.

We have been named as defendant, target or a potentially responsible party (“PRP”) in a number of environmental clean-ups relating to our current or former business units. We have disposed of a number of businesses in recent years and in certain cases, we have retained responsibility and potential liability for certain environmental obligations. We have received claims for indemnification from certain purchasers. We may be named as a PRP at other sites in the future for existing business units, as well as both divested and acquired businesses. In addition to cleanup actions brought by governmental authorities, private parties could bring personal injury or other claims due to the presence of, or exposure to, hazardous substances.

Certain environmental laws impose liability on current or previous owners or operators of real property for the cost of removal or remediation of hazardous substances at their properties or at properties at which they have disposed of hazardous substances. We have projects underway at several current and former manufacturing facilities to investigate and remediate environmental contamination resulting from our past operations or by other businesses that previously owned or used the properties. The cost of cleanup and other environmental liabilities can be difficult to accurately predict. In addition, environmental requirements change and tend to become more stringent over time. Thus, we cannot provide assurance that our eventual environmental clean-up costs and liabilities will not exceed the amount of our current reserves.

We are exposed to certain regulatory and financial risks related to climate change.

Climate change is receiving ever increasing attention worldwide. Many scientists, legislators and others attribute global warming to increased levels of greenhouse gases, including carbon dioxide, which has led to significant legislative and regulatory efforts to limit greenhouse gas emissions. The U.S. Congress and federal and state regulatory agencies have been considering legislation and regulatory proposals that would regulate and limit greenhouse gas emissions. It is uncertain whether, when and in what form a federal mandatory carbon dioxide emissions reduction program may be adopted. Similarly, certain countries have adopted the Kyoto Protocol and this and other existing international initiatives or those under consideration could affect our international operations. To the extent our customers, particularly those involved in the oil and gas, power generation, petrochemical processing or petroleum refining industries, are subject to any of these or other similar proposed or newly enacted laws and regulations, we are exposed to risks that the additional costs by customers to comply with such laws and regulations could impact their ability or desire to continue to operate at similar levels in certain jurisdictions as historically seen or as currently anticipated, which could negatively impact their demand for our products and services. In addition, new laws and regulations that might favor the increased use of non-fossil fuels, including nuclear, wind, solar and bio-fuels or that are designed to increase energy efficiency, could dampen demand for oil and gas production or power generation resulting in lower spending by customers for our products and services. These actions could also increase costs associated with our operations, including costs for raw materials and transportation. Because it is uncertain what laws will be enacted, we cannot predict the potential impact of such laws on our future financial condition, results of operations and cash flows.

Our results of operations may be negatively impacted by litigation.

Our businesses expose us to potential litigation, such as product liability claims relating to the design, manufacture and sale of our products. While we currently maintain what we believe to be suitable product liability insurance, we cannot provide assurance that we will be able to maintain this insurance on acceptable terms or that this insurance will provide adequate protection against potential or previously existing liabilities. In addition, we self-insure a portion of product liability claims. Successful claims against us for significant amounts could materially and adversely affect our product reputation, financial condition, results of operations and cash flows.

Risks Relating to the Distribution and the Merger

We may not realize the growth opportunities and cost synergies that are anticipated from the Merger.

The benefits that are expected to result from the Merger will depend, in part, on our ability to realize the anticipated growth opportunities and cost synergies as a result of the Merger. Our success in realizing these growth opportunities and cost synergies, and the timing of this realization, depends on the successful integration of the Pentair and Flow Control businesses. Even if we are able to integrate the Pentair and Flow Control businesses successfully, this integration may not result in the realization of the full benefits of the growth opportunities and cost synergies that we currently expect from this integration or that these benefits will be achieved within the anticipated time frame or at all. For example, we may not be able to eliminate duplicative costs. Moreover, we may incur substantial expenses in connection with the integration of the Pentair and Flow Control businesses. While we anticipate that certain expenses will be incurred, such expenses are difficult to estimate accurately, and may exceed current estimates. Accordingly, the benefits from the Merger may be offset by costs incurred or delays in integrating the businesses.

The integration of the Pentair and Flow Control businesses following the Merger may present significant challenges.

There is a significant degree of difficulty and management distraction inherent in the process of integrating the Pentair and Flow Control businesses. These difficulties include:

•	the challenge of integrating the Pentair and Flow Control businesses while carrying on the ongoing operations of each entity;

•	the necessity of coordinating geographically separate organizations;

•	the challenge of integrating the business cultures of the Pentair and Flow Control businesses, which may prove to be incompatible;

•	the challenge and cost of integrating the information technology systems of the Pentair and Flow Control businesses; and

•	the potential difficulty in retaining key executives and personnel of the Pentair and Flow Control businesses.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the Pentair and Flow Control businesses. Members of our senior management may be required to devote considerable amounts of time to this integration process, which will decrease the time they will have to manage our company, service existing customers, attract new customers and develop new products or strategies. If senior management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, the Pentair and Flow Control businesses could suffer. There can be no assurance that we will successfully or cost-effectively integrate the Pentair and Flow Control businesses. The failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We share responsibility for certain income tax liabilities for tax periods prior to and including the date of the Distribution.

In connection with the Distribution, we entered into a tax sharing agreement (the “2012 Tax Sharing Agreement”) with Tyco and The ADT Corporation (“ADT”), which governs the rights and obligations of ADT, Tyco and us for certain pre-Distribution tax liabilities, including Tyco’s obligations under a separate tax sharing agreement (the “2007 Tax Sharing Agreement”) entered into by Tyco, Covidien Ltd. (“Covidien”) and TE Connectivity Ltd. (“TE Connectivity”) in connection with the 2007 distributions of Covidien and TE Connectivity by Tyco (the “2007 Separation”). The 2012 Tax Sharing Agreement provides that we, Tyco and ADT will share (i) certain pre-Distribution income tax liabilities that arise from adjustments made by tax authorities to our, Tyco’s and ADT’s U.S. income tax returns, and (ii) payments required to be made by Tyco with respect to the 2007 Tax Sharing Agreement (the liabilities in clauses (i) and (ii) collectively, “Shared Tax Liabilities”). Tyco is responsible for the first $500 million of Shared Tax Liabilities. We and ADT will share 42% and 58%, respectively, of the next $225 million of Shared Tax Liabilities. We, ADT and Tyco will share 20%, 27.5% and 52.5%, respectively, of Shared Tax Liabilities above $725 million.

The 2007 Tax Sharing Agreement governs the rights and obligations of Tyco, Covidien and TE Connectivity with respect to certain pre-2007 Separation tax liabilities and certain tax liabilities arising in connection with the 2007 Separation. More specifically, Tyco, Covidien and TE Connectivity share 27%, 42% and 31%, respectively, of income tax liabilities that arise from adjustments made by tax authorities to Tyco’s, Covidien’s and TE Connectivity’s U.S. and certain non-U.S. income tax returns and certain taxes attributable to internal transactions undertaken in anticipation of the 2007 Separation. In addition, in the event that the 2007 Separation or certain related transactions are determined to be taxable as a result of actions taken after the 2007 Separation by Tyco, Covidien or TE Connectivity, the party responsible for such failure would be responsible for all taxes imposed on Tyco, Covidien or TE Connectivity as a result thereof. If none of the companies is responsible for such failure, then Tyco, Covidien and TE Connectivity would be responsible for such taxes, in the same manner and in the same proportions as other shared tax liabilities under the 2007 Tax Sharing Agreement. Costs and expenses associated with the management of these shared tax liabilities are generally shared equally among the parties.

With respect to years prior to and including the 2007 Separation, tax authorities have raised issues and proposed tax adjustments that are generally subject to the sharing provisions of the 2007 Tax Sharing Agreement and which may require Tyco to make a payment to a taxing authority, Covidien or TE Connectivity. With respect to adjustments raised by the Internal Revenue Service (the “IRS”), although Tyco has resolved a substantial number of these adjustments, a few significant items remain open with respect to the audit of the 1997 through 2004 years. As of the date hereof, Tyco has not been able to resolve certain open items, which primarily involve the treatment of certain intercompany debt issued during the period, through the IRS appeals process. As a result, Tyco expects to litigate these matters once it receives the requisite statutory notices from the IRS, which is likely to occur within the next six months. However, the ultimate resolution of these matters is uncertain and could result in Tyco being responsible for a greater amount than it expects under the 2007 Tax Sharing Agreement.

Any payment that Tyco is required to make under the 2007 Tax Sharing Agreement could result in a material liability for us under the 2012 Tax Sharing Agreement. To the extent we are responsible for any liability under the 2012 Tax Sharing Agreement, and indirectly the 2007 Tax Sharing Agreement, there could be a material adverse impact on our financial condition, results of operations, cash flows or our effective tax rate in future reporting periods.

If the Merger, Distribution or certain internal transactions undertaken in anticipation of the Distribution are determined to be taxable for U.S. federal income tax purposes, we, our shareholders or Tyco could incur significant U.S. federal income tax liabilities.

Pentair and Tyco received private letter rulings from the IRS in connection with the Distribution and the Merger regarding the U.S. federal income tax consequences of the Distribution and the Merger to the effect that, for U.S. federal income tax purposes: the Distribution will qualify as tax-free under Sections 355 and 361 of the Internal Revenue Code of 1986, as amended (the “Code”), except for cash received in lieu of fractional shares; certain internal transactions undertaken in anticipation of the Distribution will qualify for favorable treatment under the Code; the Merger will qualify as a reorganization under Section 368(a) of the Code; certain anticipated post-closing transactions will not prevent the tax-free treatment of the Distribution or the Merger; and Section 367(a)(1) of the Code will not cause the Merger to be taxable to Pentair shareholders (except for a U.S. shareholder who is or will be a “five-percent transferee shareholder” within the meaning of applicable Treasury Regulations but who does not enter into a “gain recognition agreement with the IRS). In addition, Tyco received a legal opinion confirming the tax-free status of the Distribution for U.S. federal income tax purposes and Tyco and Pentair received legal opinions to the effect that the Merger will qualify as a reorganization under section 368(a) of the Code and that Section 367(a)(1) of the Code will not cause the Merger to be taxable to Pentair shareholders (except for a U.S. shareholder who is or will be a “five-percent transferee shareholder” within the meaning of applicable Treasury Regulations but who does not enter into a “gain recognition agreement” with the IRS).

The private letter rulings and opinions relied on certain facts and assumptions, and certain representations and undertakings, from us, Tyco and Pentair Notwithstanding the private letter rulings and the opinions, the IRS could determine on audit that the Distribution, the internal transactions or the Merger should be treated as taxable transactions if it determines that any of these facts, assumptions, representations or undertakings is not correct or has been violated, or that the Distribution, the internal transactions or the Merger should be taxable for other reasons, including as a result of significant changes in share or asset ownership after the Merger.

If the Distribution ultimately is determined to be taxable, the Distribution could be treated as a taxable dividend or capital gain to Tyco shareholders for U.S. federal income tax purposes, and Tyco shareholders could incur significant U.S. federal income tax liabilities. In addition, Tyco would recognize a gain in an amount equal to the excess of the fair market value of our common shares distributed to Tyco shareholders on the Distribution date over Tyco’s tax basis in such common shares, but such gain, if recognized, generally would not be subject to U.S. federal income tax. However, Tyco could incur significant U.S. federal income tax liabilities if it is ultimately determined that certain internal transactions undertaken in anticipation of the Distribution are taxable. If the Merger ultimately is determined to be taxable, Pentair shareholders would recognize taxable gain or loss on their disposition of Pentair common shares in the Merger.

Under the terms of the 2012 Tax Sharing Agreement, in the event the Distribution, the ADT distribution, the internal transactions or the Merger were determined to be taxable as a result of actions taken after the Distribution by us, ADT or Tyco, the party responsible for such failure would be responsible for all taxes imposed as a result thereof. If such failure is not the result of actions taken after the Distribution by us, ADT or Tyco, then we, ADT and Tyco would be responsible for any taxes imposed as a result of such determination in the same manner and in the same proportions as we, ADT and Tyco are responsible for Shared Tax Liabilities. Such tax amounts could be significant. In the event that any party to the 2012 Tax Sharing Agreement defaults in its obligation to pay certain taxes to another party that arise as a result of no party’s fault, each non-defaulting party would be responsible for an equal amount of the defaulting party’s obligation to make a payment to another party in respect of such other party’s taxes. In addition, if another party to the 2012 Tax Sharing Agreement that is responsible for all or a portion of an income tax liability were to default in its payment of such liability to a taxing authority, we could be legally liable under applicable tax law for such liabilities and required to make additional tax payments. Accordingly, under certain circumstances, we may be obligated to pay amounts in excess of our agreed-upon share of our, Tyco’s and ADT’s tax liabilities.

If the Distribution or the Merger are determined to be taxable for Swiss withholding or other tax purposes, we could incur significant Swiss withholding tax or other tax liabilities.

Generally, Swiss withholding tax of 35% is due on dividends and similar distributions to Tyco’s shareholders, regardless of the place of residency of the shareholder. As of January 1, 2011, distributions to shareholders out of qualifying contributed surplus (Kapitaleinlage) accumulated on or after January 1, 1997 are exempt from Swiss withholding tax if certain conditions are met (Kapitaleinlageprinzip). Tyco has obtained a ruling from the Swiss Federal Tax Administration confirming that the Distribution qualifies as payment out of such qualifying contributed surplus and no amount will be withheld by Tyco when making the Distribution.

As a condition to closing of the Merger, Tyco obtained rulings from the Swiss Federal Tax Administration confirming: (i) that the Merger will be a transaction that is generally tax-free for Swiss federal, cantonal, and communal tax purposes (including with respect to Swiss stamp tax and Swiss withholding tax); (ii) the relevant Swiss tax base of an acquisition subsidiary of ours for Swiss tax (including federal and cantonal and communal) purposes; (iii) the relevant amount of capital contribution reserves (Kapitaleinlageprinzip) which will be exempt from Swiss withholding tax in the event of a distribution to our shareholders after the Merger; and (iv) that no Swiss stamp tax will be levied on certain post-Merger restructuring transactions.

These tax rulings rely on certain facts and assumptions, and certain representations and undertakings, from Tyco. Notwithstanding these tax rulings, the Swiss Federal Tax Administration could determine on audit that the Distribution or the Merger or certain internal transactions undertaken in anticipation of the Distribution should be treated as a taxable transaction for withholding tax or other tax purposes if it determines that any of these facts, assumptions, representations or undertakings is not correct or has been violated. If the Distribution or the Merger or certain internal transactions undertaken in anticipation of the Distribution ultimately are determined to be taxable for withholding tax or other tax purposes, we and Tyco could incur material Swiss withholding tax or other tax liabilities that could significantly detract from, or eliminate, the benefits of the Distribution and the Merger. In addition, we could become liable to indemnify Tyco for part of any Swiss withholding tax liabilities to the extent provided under the 2012 Tax Sharing Agreement.

We might not be able to engage in desirable strategic transactions and equity issuances because of restrictions relating to U.S. federal income tax requirements for tax-free distributions.

Our ability to engage in desirable strategic transactions or equity issuances could be significantly limited or restricted in order to preserve, for U.S. federal income tax purposes, the tax-free nature of the Distribution and certain related transactions. Even if the Distribution otherwise qualifies for tax-free treatment under Section 355 of the Code, it may result in corporate-level gain to Tyco under Section 355(e) of the Code if 50% or more, by vote or value, of our shares or Tyco’s shares are acquired or issued as part of a plan or series of related transactions that includes the Distribution. Any acquisitions or issuances of our shares or Tyco’s shares within two years after the Distribution are generally presumed to be part of such a plan, although we or Tyco may be able to rebut that presumption. For purposes of this test, the Merger might be treated as part of such a plan or series of related transactions, but if so would not, by itself, cause the Distribution to be taxable to Tyco since Pentair shareholders acquired less than 50% of our common shares in the Merger. The change in ownership resulting from the Merger, if treated as part of a plan or series of related transactions that includes the Distribution, would be aggregated with other acquisitions or issuances of our shares that occur as part of a plan or series of related transactions that include the Distribution in determining whether a 50% change in ownership has occurred. The process for determining whether a change of ownership has occurred under the tax rules is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case. If we do not carefully monitor our compliance with these rules, we could inadvertently cause or permit a change of ownership to occur, triggering our obligation to indemnify Tyco or ADT pursuant to the 2012 Tax Sharing Agreement.

To preserve the tax-free treatment to Tyco of the Distribution, under the 2012 Tax Sharing Agreement, we are prohibited from taking or failing to take any action that prevents the Distribution and related transactions from being tax-free. Further, for the two-year period following the Distribution, without obtaining the consent of Tyco and ADT, a private letter ruling from the IRS or an unqualified opinion of a nationally recognized law firm, we may be prohibited from, among other things:

•	approving or allowing any transaction that results in a change in ownership of more than 35% of our common shares, when combined with any other changes in ownership of our common shares,

•	redeeming equity securities,

•	selling or otherwise disposing of more than 35% of our assets, or

•	engaging in certain internal transactions.

These restrictions may limit our ability to pursue strategic transactions or engage in new business or other transactions that may maximize the value of our business. Moreover, the 2012 Tax Sharing Agreement also provides that we are responsible for any taxes imposed on Tyco or any of its affiliates or on ADT or any of its affiliates as a result of the failure of the Distribution or the internal transactions to qualify for favorable treatment under the Code if such failure is attributable to certain actions taken after the Distribution by or in respect of us, any of our affiliates or our shareholders.

Our accounting and other management systems and resources may not be adequately prepared to quickly integrate and update the financial reporting systems of the Flow Control business.

The financial results of the Flow Control business previously were included within the consolidated results of Tyco, and were not directly subject to the reporting and other requirements of the Exchange Act. As a result of the Distribution and the Merger, we are subject to reporting and other obligations under the Exchange Act. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. We are responsible for ensuring that all aspects of our business comply with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), which will require annual management assessments of the effectiveness of internal control over financial reporting and a report by an independent registered public accounting firm addressing these assessments. Although our management has experience with these reporting and related obligations, ensuring compliance with respect to the Flow Control business may place significant demands on management, administrative and operational resources, including accounting systems and resources.

Our report on our internal control over financial reporting (“ICFR”) in the Annual Report on Form 10-K for the year ended December 31, 2012 includes a scope exception for the acquired Flow Control business because it is a significant acquisition for which our management would otherwise have had only three months to evaluate and implement ICFR.

Under the Sarbanes-Oxley Act, we are required to maintain effective disclosure controls and procedures and internal controls over financial reporting. To comply with these requirements with respect to the Flow Control business, we may need to upgrade our systems; implement additional financial and management controls, reporting systems and procedures; and hire additional accounting and finance staff. It is expected that we will incur annual expenses for the purpose of addressing these requirements, and those expenses may be significant. If we are unable to upgrade its financial and management controls, reporting systems, information technology systems and procedures in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies under the Exchange Act could be impaired. Any failure to achieve and maintain effective internal controls could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks Relating to Our Liquidity

Disruptions in the financial markets could adversely affect us, our customers and our suppliers by increasing funding costs or reducing availability of credit.

In the normal course of our business, we may access credit markets for general corporate purposes, which may include repayment of indebtedness, acquisitions, additions to working capital, repurchase of common shares, capital expenditures and investments in our subsidiaries. Although we expect to have sufficient liquidity to meet our foreseeable needs, our access to and the cost of capital could be negatively impacted by disruptions in the credit markets, which have occurred in the past and made financing terms for borrowers unattractive or unavailable. These factors may make it more difficult or expensive for us to access credit markets if the need arises. In addition, these factors may make it more difficult for our suppliers to meet demand for their products or for prospective customers to commence new projects, as customers and suppliers may experience increased costs of debt financing or difficulties in obtaining debt financing. Disruptions in the financial markets have had adverse effects on other areas of the economy and have led to a slowdown in general economic activity that may continue to adversely affect our businesses. These disruptions may have other unknown adverse effects. One or more of these factors could adversely affect our business, financial condition, results of operations or cash flows.

Covenants in our debt instruments may adversely affect us.

Our credit agreements and indentures contain customary financial covenants. Our ability to meet the financial covenants can be affected by events beyond our control, and we cannot provide assurance that we will meet those tests. A breach of any of these covenants could result in a default under our credit agreements or indentures. Upon the occurrence of an event of default under any of our credit facilities or indentures, the lenders or trustees could elect to declare all amounts outstanding thereunder to be immediately due and payable and, in the case of credit facility lenders, terminate all commitments to extend further credit. If the lenders or trustees accelerate the repayment of borrowings, we cannot provide assurance that we will have sufficient assets to repay our credit facilities and our other indebtedness. Furthermore, acceleration of any obligation under any of our material debt instruments will permit the holders of our other material debt to accelerate their obligations, which could have a material adverse effect on our financial condition.

We may increase our debt or raise additional capital in the future, which could affect our financial condition, and may decrease our profitability.

As of December 31, 2012, we had $2.5 billion of total debt outstanding. We may increase our debt or raise additional capital in the future, subject to restrictions in our debt agreements. If our cash flow from operations is less than we anticipate, or if our cash requirements are more than we expect, we may require more financing. However, debt or equity financing may not be available to us on acceptable terms, if at all. If we incur additional debt the terms of such debt may impose additional and more stringent restrictions on our operations than we currently have. If we are unable to raise additional capital when needed, our financial condition could be adversely affected. Also, regardless of the terms of our financings, the amount of our shares that we can issue may be limited because the issuance of our shares may cause the Distribution to be a taxable event for Tyco under Section 355(e) of the Code, and under the 2012 Tax Sharing Agreement, we could be required to indemnify Tyco for that tax. See discussion under “We might not be able to engage in desirable strategic transactions and equity issuances following the Distribution and the Merger because of restrictions relating to U.S. federal income tax requirements for tax-free distributions.”

Our leverage could have a material adverse effect on our business, financial condition or results of operations.

Our ability to make payments on and to refinance our indebtedness, including our existing debt as well as any future debt that we may incur, will depend on our ability to generate cash in the future from operations, financings or asset sales. Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. If we are not able to repay or refinance our debt as it becomes due, we may be forced to sell assets or take other disadvantageous actions, including (i) reducing financing in the future for working capital, capital expenditures and general corporate purposes or (ii) dedicating an unsustainable level of our cash flow from operations to the payment of principal and interest on our indebtedness. The lenders who hold such debt could also accelerate amounts due, which could potentially trigger a default or acceleration of any of our other debt.

Risks Relating to the Exchange Offer and New Notes

You may have difficulty selling the original notes that you do not exchange.

If you do not exchange your original notes for the new notes offered in the exchange offer, then you will continue to be subject to the restrictions on transfer of your original notes. Those transfer restrictions are described in the indenture governing the new notes and in the legend contained on the original notes, and arose because we originally issued the original notes under exemptions from, and in transactions not subject to, the registration requirements of the Securities Act.

In general, you may offer or sell your original notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not intend to register the original notes under the Securities Act.

If a large number of original notes are exchanged for new notes issued in the exchange offer, then it may be more difficult for you to sell your unexchanged original notes. In addition, if you do not exchange your original notes in the exchange offer, then you will no longer be entitled to have those original notes registered under the Securities Act.

See “The Exchange Offer—Consequences of Failure to Exchange Original Notes” for a discussion of the possible consequences of failing to exchange your original notes.

You must carefully follow the required procedures to exchange your original notes.

The new notes will be issued in exchange for original notes only after timely receipt by the exchange agent of a duly executed letter of transmittal (or an agent’s message (as defined under “The Exchange Offer—Procedures for Tendering Original Notes”)) and all other required documents. Therefore, if you wish to tender your original notes, you must allow sufficient time to ensure timely delivery. Neither we nor the exchange agent has any duty to notify you of defects or irregularities with respect to tenders of original notes for exchange. Any holder of original notes who tenders in the exchange offer for the purpose of participating in a distribution of the new notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives new notes for its own account in exchange for original notes that were acquired in market-making to other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the new notes.

Late deliveries of original notes and other required documents could prevent a holder from exchanging its original notes.

Holders are responsible for complying with all exchange offer procedures. The issuance of new notes in exchange for original notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of original notes who wish to exchange them for new notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the exchange agent are obligated to extend the offer, notify you of any failure to follow the proper procedure or waive any defect if you fail to follow the proper procedure.

If you are a broker-dealer, your ability to transfer the new notes may be restricted.

A broker-dealer that purchased original notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the new notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their new notes.

Both the Issuer and the Guarantor are responsible for indebtedness other than the new notes and guarantees offered pursuant to the exchange offer.

Both the Issuer and the Guarantor are responsible for indebtedness other than the new notes offered pursuant to the exchange offer. The Issuer borrows money and sells short-term commercial paper notes under the Credit Facility, under which there were no borrowings and approximately $424.7 million of commercial paper as of December 31, 2012. As of December 31, 2012, the Issuer also had outstanding $1.873 billion aggregate principal amount of the original notes. In addition, the Guarantor is a guarantor of the Credit Facility, a guarantor of the payment of principal and interest on $1.873 billion aggregate principal amount of the original notes and a guarantor of the payment of principal and interest on $127.0 million aggregate amount of Pentair’s outstanding senior unsecured notes.

No assurances can be made that an active trading market for the new notes will develop.

The new notes are a new issue of securities with no established trading market, and the Issuer does not intend to list them on any securities exchange. The liquidity of the trading market in the new notes, and the market price quoted for the new notes, may be adversely affected by changes in the overall market for fixed income securities and by changes in our financial performance or prospects or in the prospects for companies in our industries generally. As a result, you cannot be sure that an active trading market for the new notes will develop. If no active trading market develops, you may not be able to resell your new notes at their fair market value or at all.

The new notes do not restrict the Issuer’s or Guarantor’s ability to incur additional debt, repurchase their securities or take other actions that could adversely affect holders of the new notes. In addition, the restrictions contained in the indenture on the Issuer’s and the Guarantor’s ability to grant liens and enter into sale and lease-back transactions are subject to significant exceptions.

Neither the Issuer nor the Guarantor is restricted under the terms of the new notes from incurring additional debt or repurchasing their respective securities. The terms of the indenture limit the Issuer’s and the Guarantor’s ability to secure additional debt and enter into sale and leaseback transactions. However, these limitations are subject to numerous exceptions, which, among other things, permit the Issuer and the Guarantor to engage in certain permitted securitization transactions and grant liens securing certain indebtedness or over a significant portion of our assets. The new notes are unsecured and are effectively subordinated to any existing or future secured indebtedness. See “Description of the New Notes and Guarantees—Covenants—Limitations on Liens” and “Description of the New Notes and Guarantees—Covenants—Limitations on Sale and Lease-Back Transactions” for a more detailed discussion of the exceptions.

In addition, the limited covenants applicable to the new notes do not require the Issuer or Guarantor to achieve or maintain any minimum financial results relating to their respective financial positions or results of operations or debt ratings. The Issuer’s and the Guarantor’s ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the new notes could have the effect of diminishing the Issuer’s ability to make payments on the new notes when due or the Guarantor’s ability to make payments with respect to the guarantees.

Luxembourg laws differ from the laws in effect in the United States and may afford less protection to holders of our securities, including the new notes.

The Issuer is organized under the laws of the Grand Duchy of Luxembourg. It may not be possible in the Grand Duchy of Luxembourg to enforce court judgments obtained in the United States against the Issuer based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of Luxembourg would recognize or enforce judgments of U.S. courts obtained against the Issuer or its directors or officers based on the civil liability provisions of the U.S. federal or state securities laws or hear actions against the Issuer or those persons based on those laws. The Issuer has been advised that the United States currently does not have a treaty with the Grand Duchy of Luxembourg providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in the Grand Duchy of Luxembourg.

Due to the nature of Luxembourg’s insolvency law, the ability of the holders of the new notes to protect their interests may be more limited than would be the case under U.S. bankruptcy laws. In the event of a winding up of the Issuer, the new notes will be paid after payment of all secured debts, the cost of liquidation and certain debts of the Issuer that are entitled to priority under Luxembourg law. Such preferential debts include, among other things, the following:

•	money owed to Luxembourg tax authorities, for example, in respect of income tax deducted at the source;

•	value-added tax and certain other taxes and duties owed to Luxembourg Customs and Excise;

•	social security contributions; and

•	remuneration owed to employees.

If the bankruptcy administrator can show that “preference” has been given to any person by defrauding rights of creditors generally, regardless of when the transaction giving fraudulent preference to a party occurred, or if certain “abnormal” transactions have been effected during a relevant suspect period of six months plus ten days prior to the date of bankruptcy of the Issuer, a court has the power, among other things, to void the preferential or abnormal transaction. This provision of Luxembourg insolvency law may affect transactions entered into or payments made by the Issuer during the period before liquidation or administration.

Swiss laws differ from the laws in effect in the United States and may afford less protection to holders of our securities, including the guarantees.

The Guarantor is a corporation (Aktiengesellschaft) incorporated under the laws of Switzerland. It may not be possible in Switzerland to enforce court judgments obtained in the United States against the Guarantor based on the civil liability provisions of the federal or state securities laws of the United States. As a result, in a lawsuit based on the civil liability provisions of the U.S. federal or state securities laws, U.S. investors may find it difficult to:

•	effect service within the United States upon it or its directors and officers located outside the United States;

•	enforce judgments obtained against those persons in U.S. courts or in courts in jurisdictions outside the United States; and

•

enforce against those persons in Switzerland, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal or state securities laws.

Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result would be incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement in Switzerland of a judgment of the courts of the United States is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the foreign court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

•	the judgment of such foreign court has become final and non-appealable;

•	the judgment does not contravene Swiss public policy;

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

•

no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or that it was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

The Guarantor’s and the Issuer’s holding company structure means that the claims of creditors of subsidiaries of the Guarantor and the Issuer will generally have priority over claims on the guarantees and new notes.

The Guarantor and the Issuer are holding companies that derive the substantial majority of their operating income and cash flow from their subsidiaries. The Guarantor and the Issuer rely upon distributions from their subsidiaries to generate funds necessary to meet their obligations, including payments under the new notes and any payments on the guarantees. The obligations of the Issuer under the new notes will be unsecured and will rank equally in right of payment with all unsecured, unsubordinated obligations of the Issuer. The obligations of the Guarantor under the guarantees will be unsecured and will rank equally with all unsecured, unsubordinated obligations of the Guarantor. The new notes and the guarantees will be structurally subordinated to the secured and unsecured debt of the subsidiaries of the Guarantor and the Issuer. The indenture governing the new notes does not place any limitation on the amount of debt that may be incurred by the Guarantor, the Issuer or any of their subsidiaries. As of December 31, 2012, the aggregate outstanding debt of the Guarantor’s subsidiaries to which the new notes and the guarantees would be structurally subordinated was approximately $160 million.

The Issuer and the Guarantor may be unable to repurchase new notes in the event of change of control.

Upon the occurrence of certain kinds of change of control events, you will have the right as a holder of the new notes, to require the Issuer to repurchase all outstanding new notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. Any holders of debt securities that the Issuer or the Guarantor may issue in the future that rank equally in right of payment with the new notes or the guarantees may also have this right. The Issuer or the Guarantor may not be able to pay you the required price for your new notes at that time because they may not have available funds to pay the repurchase price. In addition, the terms of other debt of the Issuer or the Guarantor may prevent them from paying you. The Issuer’s or the Guarantor’s failure to repurchase tendered new notes or to make payments upon the exercise of the holders’ option to require repurchase of the new notes in the event of certain change of control events would constitute an event of default under the indenture governing the new notes, which in turn would constitute a default under their other indebtedness. In addition, the occurrence of change of control would also constitute an event of default under certain of their indebtedness. Furthermore, any future indebtedness the Issuer or the Guarantor may incur may restrict their ability to repurchase the new notes, including following a change of control event.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes contemplated by this prospectus, we will receive in exchange original notes in a like principal amount. We will cancel all original notes exchanged for new notes in the exchange offer.

CAPITALIZATION

The following table presents our capitalization as of December 31, 2012.

You should read this table in conjunction with our financial statements and accompanying notes and other financial data included elsewhere, or incorporated by reference, in this prospectus.

in millions	As of December 31, 2012
Cash and cash equivalents:	$261.3

Long-term debt:
Commercial paper	$424.7
Credit Facility	—
Issuer senior notes	1,873.0
Pentair senior notes	127.0
Other	32.7

Total long-term debt	2,457.4
Total equity	6,483.4

Total capitalization	$8,940.8

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth historical information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, noncontrolling interest and equity (income) losses of unconsolidated subsidiaries, fixed charges and amortization of capitalized interest. Fixed charges consist of interest expense (before interest is capitalized), amortization of debt premiums and discounts, capitalized expenses related to indebtedness and one-third of rent expense, which represents an interest factor on operating leases. Fixed charges represent amounts relating to continuing operations.

	Year Ended
	December 31, 2012		December 31, 2011	December 31, 2010	December 31, 2009	December 31, 2008

Ratio of earnings to fixed charges(1)	(1.2	)x	1.6x	6.8x	4.3x	4.8x

(1)

For the year ended December 31, 2012, earnings were inadequate to cover fixed charges and the coverage deficiency necessary for the ratio of earnings to fixed charges to equal 1.0x (one-to-one coverage) was $186 million.

The following table sets forth information regarding the unaudited pro forma ratio of earnings to fixed charges giving effect to the Merger and the Pentair Reorganization for the period shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, noncontrolling interest and equity (income) losses of unconsolidated subsidiaries, fixed charges and amortization of capitalized interest. Fixed charges consist of interest expense (before interest is capitalized), amortization of debt premiums and discounts, amortization of capitalized expenditures related to indebtedness and one-third of rent expense, representing an interest factor on operating leases. Fixed charges represent amounts relating to continuing operations.

Year Ended December 31, 2012
Pro forma combined ratio of earnings to fixed charges	4.2x

THE EXCHANGE OFFER

Purpose and Effect; Registration Rights

We issued and sold the 2017 Original Notes and 2022 Original Notes on September 24, 2012, the 2015 Original Notes and 2019 Original Notes on November 26, 2012 and the 2021 Original Notes on December 18, 2012 in transactions exempt from the registration requirements of the Securities Act. Therefore, the original notes are subject to significant restrictions on resale. In connection with the issuance of the original notes, we entered into exchange and registration rights agreements, dated September 24, 2012 (with respect to the 2017 Original Notes and 2022 Original Notes), November 26, 2012 (with respect to the 2015 Original Notes and 2019 Original Notes) and December 18, 2012 (with respect to the 2021 Original Notes) (collectively, the “registration rights agreements”), which required that we:

•

use our commercially reasonable efforts to file with the SEC a registration statement under the Securities Act relating to the exchange offer and the issuance and delivery of the new notes in exchange for the original notes;

•	use our commercially reasonable efforts to cause the SEC to declare the exchange offer registration statement effective under the Securities Act by September 24, 2013;

•	use our commercially reasonable efforts to commence the exchange offer promptly, but no later than 10 business days after the registration statement has been declared effective;

•	hold the exchange offer open for at least 20 business days; and

•	complete the exchange offer no later than 30 days after the commencement of the exchange offer.

If you participate in the exchange offer, then you will, with limited exceptions, receive new notes that are freely tradable and not subject to restrictions on transfer. You should read this prospectus under the heading “—Resales of New Notes” for more information relating to your ability to transfer new notes.

If you are eligible to participate in the exchange offer and do not tender your original notes, then you will continue to hold the untendered original notes, which will continue to be subject to restrictions on transfer under the Securities Act.

Additional Interest on Original Notes

If a “registration default” (as defined in the registration rights agreements) with respect to a series of registrable securities occurs, then additional interest shall accrue on the principal amount of the original notes of a particular series that are “registrable securities” at a rate of 0.25% per annum for the first 90 days of the registration default, and at a per annum rate of 0.50% thereafter for the remaining portion of the registration default. The additional interest will cease to accrue when the registration default is cured. A registration default occurs if (1) we have not filed the exchange registration statement or the shelf registration statement on or before the date on which such registration statement is required to be filed pursuant to the registration rights agreements, or (2) such exchange registration statement or shelf registration statement has not become effective or been declared effective by the SEC on or before the date on which such registration statement is required to become or be declared effective pursuant to the registration rights agreements, or (3) the exchange offer has not been completed within 30 business days after the effective time of the exchange registration statement relating to the exchange offer (if the exchange offer is then required to be made) or (4) any exchange registration statement or shelf registration statement required by the registration rights agreements is filed and declared or becomes effective but shall thereafter either be withdrawn by us or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted in the registration rights agreements) without being succeeded immediately by an additional registration statement filed and declared or otherwise becoming effective; or (5) one or more suspension periods (as defined in the registration rights agreements) remain in effect for an aggregate of more than 60 days in any consecutive 12-month period. A registration default is cured with respect to a series of original notes, and additional interest ceases to accrue on any registrable securities of a series of original notes, when the exchange offer is completed or the shelf registration statement is declared effective or the prospectus again becomes usable, as applicable, or such applicable series of notes cease to be “registrable securities.”

The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreements. The above summary of the registration rights agreements is not complete. You are encouraged to read the full text of the registration rights agreements, which have been filed as exhibits to the registration statement that includes this prospectus.

Terms of the Exchange Offer

We are offering to exchange $350,000,000 aggregate principal amount of our 2015 Original Notes, $350,000,000 aggregate principal amount of our 2017 Original Notes, $250,000,000 aggregate principal amount of our 2019 Original Notes, $373,026,000 aggregate principal amount of our 2021 Original Notes and $550,000,000 aggregate principal amount of 2022 Original Notes, which have not been registered under the Securities Act, for a like principal amount of our registered 2015 New Notes, 2017 New Notes, 2019 New Notes, 2021 New Notes and 2022 New Notes, respectively.

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all original notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding original notes we accept in the exchange offer. Holders may tender some or all of their original notes pursuant to the exchange offer in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The exchange offer is not conditioned upon any minimum amount of original notes being tendered.

The form and terms of the new notes will be the same as the form and terms of the original notes, except that:

•	the new notes will have a different CUSIP number from the original notes;

•	the new notes will be registered under the Securities Act and thus will not be subject to the restrictions on transfer or bear legends restricting their transfer;

•	the new notes will not be subject to the registration rights relating to the original notes; and

•	the new notes will not provide for the payment of additional interest under circumstances relating to the timing of the exchange offer.

The new notes will evidence the same debt as the original notes and will be issued under, and be entitled to the benefits of, the indenture governing the original notes.

The new notes will accrue interest from the most recent date to which interest has been paid on the original notes or, if no interest has been paid, from the date of issuance of the original notes. Accordingly, registered holders of new notes on the record date for the first interest payment date following the completion of the exchange offer will receive interest accrued from the most recent date to which interest has been paid on the original notes or, if no interest has been paid, from the date of issuance of the original notes. However, if that record date occurs prior to completion of the exchange offer, then the interest payable on the first interest payment date following the completion of the exchange offer will be paid to the registered holders of the original notes on that record date.

In connection with the exchange offer, you do not have any appraisal or dissenters’ rights under the indenture. We intend to conduct the exchange offer in accordance with the registration rights agreements and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. The exchange offer is not being made to, nor will we accept tenders for exchange from, a holder of the original notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of the jurisdiction.

We will be deemed to have accepted validly tendered original notes when we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us.

If we do not accept any tendered original notes because of an invalid tender or for any other reason, then we will return certificates for any unaccepted original notes without expense to the tendering holder as promptly as practicable after the expiration date.

Expiration Date; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on April 19, 2013, unless we, in our sole discretion, extend the exchange offer.

If we determine to extend the exchange offer, then we will notify the exchange agent of any extension by oral or written notice and give each registered holder notice of the extension by means of a press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, to delay accepting any original notes, to extend the exchange offer, to amend or terminate the exchange offer if any of the conditions described below under “—Conditions” have not been satisfied or waived by giving oral or written notice to the exchange agent of the delay, extension, amendment or termination. Further, we reserve the right, in our sole discretion, to amend the terms of the exchange offer in any manner.

Any delay in acceptance for exchange, extension or amendment will be followed as promptly as practicable by a public announcement of the delay. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of original notes of the amendment, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders of the original notes, if the exchange offer would otherwise expire during that five to ten business day period. If we change the consideration being offered or the percentage of original notes being sought in the exchange offer, we will keep the exchange offer open for at least ten business days from the date on which we provide notice to holders of the original notes. The rights we have reserved in this paragraph are in addition to our rights set forth under “—Conditions.”

Procedures for Tendering Original Notes

Any tender of original notes that is not withdrawn prior to the expiration date will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. A holder who wishes to tender original notes in the exchange offer must do either of the following:

•

properly complete, sign and date the letter of transmittal, including all other documents required by the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver that letter of transmittal and other required documents to the exchange agent at the address listed below under “—Exchange Agent” on or before the expiration date; or

•	if the original notes are tendered under the book-entry transfer procedures described below, transmit to the exchange agent, on or before the expiration date, an agent’s message.

In addition, one of the following must occur:

•	the exchange agent must receive certificates representing your original notes along with the letter of transmittal on or before the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of the original notes into the exchange agent’s account at The Depository Trust Company of New York City, or DTC, under the procedure for book-entry transfers described below along with the letter of transmittal or a properly transmitted agent’s message, on or before the expiration date; or

•	the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to and received by the exchange agent and forming a part of the book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgement from the tendering DTC participant stating that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant.

The method of delivery of original notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. Do not send letters of transmittal or original notes to us.

Generally, an eligible institution must guarantee signatures on a letter of transmittal or a notice of withdrawal unless the original notes are tendered:

•	by a registered holder of the original notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a firm which is:

•	a member of a registered national securities exchange;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	another “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding original notes, the original notes must be endorsed or accompanied by appropriate powers of attorney. The power of attorney must be signed by the registered holder exactly as the registered holder(s) name(s) appear(s) on the original notes and an eligible institution must guarantee the signature on the power of attorney.

If the letter of transmittal, or any original notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

If you wish to tender original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should promptly instruct the registered holder to tender on your behalf. If you wish to tender on your behalf, you must, before completing the procedures for tendering original notes, either register ownership of the original notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance of original notes tendered for exchange. Our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of original notes that are not properly tendered or original notes, our acceptance of which might, in the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to any particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within the time period we determine. Neither we, the exchange agent nor any other person will incur any liability for failure to give you notification of defects or irregularities with respect to tenders of your original notes.

By tendering, you will represent to us that:

•	any new notes that the holder receives will be acquired in the ordinary course of its business;

•	the holder has no arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the Securities Act) of the new notes;

•	if the holder is not a broker dealer, that it is not engaged in and does not intend to engage in the distribution (within the meaning of the Securities Act) of the new notes;

•	if the holder is a broker dealer, that the holder’s original notes were acquired as a result of market making activities or other trading activities;

•

the holder is not our “affiliate,” as defined in Rule 405 of the Securities Act, or, if the holder is our affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act; and

•	the holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

If any holder or any such other person is our “affiliate,” or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the new notes to be acquired in the exchange offer, then that holder or any such other person:

•	may not rely on the applicable interpretations of the staff of the SEC;

•	is not entitled and will not be permitted to tender original notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker dealer that receives new notes for its own account in exchange for original notes, where the original notes were acquired by the broker dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Any broker-dealer that acquired original notes directly from us may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and delivery requirements of the Securities Act (including being named as a selling security holder) in connection with any resales of the original notes or the new notes.

Acceptance of Original Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered and will issue the new notes promptly after acceptance of the original notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when we have given oral or written notice of that acceptance to the exchange agent. For each original note accepted for exchange, you will receive a new note having a principal amount equal to that of the surrendered original note.

In all cases, we will issue new notes for original notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	certificates for your original notes or a timely confirmation of book-entry transfer of your original notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

If we do not accept any tendered original notes for any reason set forth in the terms of the exchange offer or if you submit original notes for a greater principal amount than you desire to exchange, we will return the unaccepted or non-exchanged original notes without expense to you. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC under the book-entry procedures described below, we will credit the non-exchanged original notes to your account maintained with DTC.

Book-Entry Transfer

We understand that the exchange agent will make a request within two business days after the date of this prospectus to establish accounts for the original notes at DTC for the purpose of facilitating the exchange offer, and any financial institution that is a participant in DTC’s system may make book-entry delivery of original notes by causing DTC to transfer the original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of original notes may be effected through book-entry transfer at DTC, the exchange agent must receive a properly completed and duly executed letter of transmittal with any required signature guarantees, or an agent’s message instead of a letter of transmittal, and all other required documents at its address listed below under “—Exchange Agent” on or before the expiration date, or if you comply with the guaranteed delivery procedures described below, within the time period provided under those procedures.

Guaranteed Delivery Procedures

If you wish to tender your original notes and your original notes are not immediately available, or you cannot deliver your original notes, the letter of transmittal or any other required documents or comply with DTC’s procedures for transfer before the expiration date, then you may participate in the exchange offer if:

•	the tender is made through an eligible institution;

•

before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, containing:

•	the name and address of the holder and the principal amount of original notes tendered,

•	a statement that the tender is being made thereby, and

•

a guarantee that within three New York Stock Exchange trading days after the expiration date, the certificates representing the original notes in proper form for transfer or a book-entry confirmation and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal as well as certificates representing all tendered original notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

You may withdraw your tender of original notes at any time before the exchange offer expires.

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at its address listed below under “—Exchange Agent.” The notice of withdrawal must:

•	specify the name of the person who tendered the original notes to be withdrawn;

•

identify the original notes to be withdrawn, including the principal amount, or, in the case of original notes tendered by book-entry transfer, the name and number of the DTC account to be credited, and otherwise comply with the procedures of DTC;

•

be signed in the same manner as the old signature on the letter of transmittal by which the original notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee with respect to the original notes register the transfer of the original notes into the name of the person withdrawing the tender, and

•	if certificates for original notes have been transmitted, specify the name in which those original notes are registered if different from that of the withdrawing holder.

If certificates for original notes have been delivered or otherwise identified to the exchange agent in connection with the exchange offer and are to be withdrawn then, before the release of these certificates by the exchange agent, the holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with the signatures guaranteed by an eligible institution, unless the holder is an eligible institution.

We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. We will return any original notes that have been tendered but that are not exchanged for any reason to the holder, without cost, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC, the original notes will be credited to an account maintained with DTC for the original notes. You may retender properly withdrawn original notes by following one of the procedures described under “—Procedures for Tendering Original Notes” at any time on or before the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or to exchange new notes for, any original notes if:

•	the exchange offer, or the making of any exchange by a holder of original notes, would violate any applicable law or applicable interpretation by the staff of the SEC; or

•

any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any condition. Subject to applicable law, we may waive these conditions in our discretion in whole or in part at any time and from time to time.

We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any original notes by giving oral or written notice of an extension to their holders. During an extension, all original notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

Exchange Agent

Wells Fargo Bank, National Association is the exchange agent for the exchange offer. You should direct any questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:

Wells Fargo Bank, N.A.

Corporate Trust Operations

MAC - N9303-121

P.O. Box 1517

Minneapolis, MN 55480-1517

In Person By Hand:

Wells Fargo Bank, N.A.

12th Floor—Northstar

East Building

Corporate Trust Operations

680 Second Avenue South

Minneapolis, MN 55479

By Overnight Delivery or Regular Mail:

Wells Fargo Bank, N.A

Corporate Trust Operations

MAC - N9303-121

Sixth Street & Marquette Avenue

Minneapolis, MN 55479

By Facsimile:

(For Eligible Institutions Only)

(612) 667-6282

Attn: Bondholder Communications

Confirm by Telephone:

(800) 344-5128

Delivery of the letter of transmittal to an address other than as listed above or transmission via facsimile other than as listed above will not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitation may be made by telephone, telecopy, in person or by other means by our officers and regular employees and by officers and employees of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the original notes and in handling or forwarding tenders for exchange. We will pay the other expenses incurred in connection with the exchange offer, including fees and expenses of the trustee, accounting and legal fees and printing costs.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of original notes pursuant to the exchange offer. If, however, certificates representing new notes or original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered, or if tendered original notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of original notes pursuant to the exchange offer, then the amount of any transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of any taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

We will record the new notes at the same carrying values as the original notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss on the exchange of notes. We will amortize the expenses of the exchange offer over the term of the new notes.

Consequences of Failure to Exchange Original Notes

If you are eligible to participate in the exchange offer but do not tender your original notes, you will not have any further registration rights, except in limited circumstances with respect to specific types of holders of original notes. Original notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the original notes and the existing restrictions on transfer set forth in the legend on the original notes. Accordingly, you may resell the original notes that are not exchanged only:

•	to us;

•

so long as the original notes are eligible for resale under Rule 144A under the Securities Act, to a person whom you reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

•	for resales outside the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act;

•	in accordance with another exemption from the registration requirements of the Securities Act; or

•	under an effective registration statement under the Securities Act;

in each case in accordance with all other applicable securities laws. We do not intend to register the original notes under the Securities Act.

Original notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture relating to the original notes and the new notes. Holders of the new notes and any original notes that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture governing the original notes.

Resales of New Notes

Based on interpretations of the staff of the SEC, as set forth in no action letters to third parties, we believe that new notes issued under the exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by any original note holder without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act if:

•	the holder is not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	the new notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in a distribution (within the meaning of the Securities Act) of the new notes.

Any holder who exchanges original notes in the exchange offer with the intention of participating in any manner in a distribution of the new notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

This prospectus may be used for an offer to resell, resale or other retransfer of new notes. With regard to broker dealers, only broker dealers that acquire the original notes as a result of market making activities or other trading activities may participate in the exchange offer. Each broker dealer that receives new notes for its own account in exchange for original notes, where the original notes were acquired by the broker dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. Please see “Plan of Distribution” for more details regarding the transfer of new notes.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth our selected historical consolidated financial information. The consolidated statements of operations and comprehensive income (loss) data for the years ended December 31, 2012, December 31, 2011 and December 31, 2010 and the consolidated balance sheets data as of December 31, 2012 and December 31, 2011 are derived from, and qualified by reference to, our audited consolidated financial statements and related notes incorporated by reference in this prospectus. The consolidated statements of operations and comprehensive income (loss) data for the years ended December 31, 2009 and December 31, 2008 and the consolidated balance sheets data as of December 31, 2010, December 31, 2009 and December 31, 2008 are derived from our consolidated financial statements and related notes not included or incorporated by reference in this prospectus. All periods presented have been revised, as applicable, for a retrospective change in accounting principle for recognizing pension and other post-retirement plan expense, as explained in the related notes to consolidated financial statements incorporated by reference in this prospectus. This information is only a summary and you should read it in conjunction with our financial statements and related notes incorporated by reference in this prospectus. The consolidated financial data may not be indicative of future performance.

	Years ended December 31(1)
	2012	2011(2)	2010	2009	2008(3)
	(in millions, except per-share data)
Consolidated statements of operations and comprehensive income (loss) data:
Net sales	$4,416	$3,457	$3,031	$2,692	$3,352
Operating income (loss)	(43)	100	313	219	215
Net income (loss) from continuing operations attributable to Pentair Ltd.	(107)	(7)	186	115	189

Per-share data:
Basic:
Earnings (loss) per share from continuing operations attributable to Pentair Ltd.	$(0.84)	$(0.08)	$1.89	$1.18	$1.93
Weighted average shares	127	98	98	97	98
Diluted:
Earnings (loss) per share from continuing operations attributable to Pentair Ltd.	$(0.84)	$(0.08)	$1.87	$1.16	$1.91
Weighted average shares	127	98	99	99	99
Cash dividends declared and paid per common share	$0.88	$0.80	$0.76	$0.72	$0.68
Cash dividends declared and unpaid per common share	0.46	—	—	—	—

Consolidated balance sheets data:
Total assets	$11,795	$4,586	$3,974	$3,911	$4,053
Total debt	2,457	1,309	707	806	954
Total equity	6,483	2,047	2,205	2,126	2,020

(1)

For periods prior to 2012, the Consolidated Statements of Operations and Comprehensive Income (Loss) and Consolidated Statements of Cash Flows included in the audited consolidated financial statements incorporated by reference in this prospectus include the historical results of Pentair. Following the consummation of the Merger on September 28, 2012, the consolidated financial statements include the results of Flow Control.

(2)

In May 2011, we acquired as part of Water & Fluid Solutions, the Clean Process Technologies division of privately held Norit Holding B.V. In the fourth quarter of 2011, we recorded a pre-tax non-cash goodwill impairment charge of $200.5 million.

(3)

In June 2008, we entered into a transaction with General Electric (“GE”) that was accounted for as an acquisition of an 80.1 percent ownership interest in GE’s global water softener and residential water filtration business in exchange for a 19.9 percent interest in our global water softener and residential water filtration business. This transaction resulted in a pre-tax non-cash gain of $109.6 million.

DESCRIPTION OF MATERIAL INDEBTEDNESS

Credit Facility and Commercial Paper

On September 21, 2012, Pentair entered into a credit agreement providing for an unsecured, committed revolving credit facility (the “Credit Facility”), with initial maximum aggregate availability of up to $1.45 billion. Upon the completion of the Merger, the Guarantor became the guarantor under the Credit Facility, and the Issuer and certain other of our subsidiaries became affiliate borrowers under the Credit Facility. Borrowings under the Credit Facility generally bear interest at a variable rate equal to the London Interbank Offered Rate plus a specified margin based upon the Issuer’s credit ratings. The Issuer must also pay a facility fee ranging from 10.0 to 30.0 basis points per annum (based upon the Issuer’s credit ratings) on the amount of each lender’s commitment. As of December 31, 2012, there were no borrowings under the Credit Facility.

The obligations of the Issuer and other subsidiary borrowers to repay borrowings under the Credit Facility are several, and not joint, which means that lenders under the Credit Facility will not have direct claims against other subsidiary borrowers for the Issuer’s borrowings under the Credit Facility or direct claims against the Issuer for other subsidiary borrowers’ borrowings under the Credit Facility. The notes and the guarantees will be structurally subordinated to other subsidiary borrowers’ borrowings under the Credit Facility.

The Issuer is authorized to sell short-term commercial paper notes to the extent availability exists under the Credit Facility. The Issuer will use the Credit Facility as back-up liquidity to support 100% of commercial paper outstanding. As of December 31, 2012, the Issuer had outstanding $424.7 million of commercial paper with an average interest rate of 0.664% and a weighted–average maturity of 21.7 days.

Issuer Senior Notes

The Issuer has outstanding $1.873 billion aggregate principal amount of senior unsecured notes, which includes $350.0 million aggregate principal amount of our 1.350% Senior Notes due 2015, $350.0 million aggregate principal amount of our 1.875% Senior Notes due 2017, $250.0 million aggregate principal amount of our 2.650% Senior Notes due 2019, $373.0 million aggregate principal amount of our 5.000% Senior Notes due 2021, and $550.0 million aggregate principal amount of our 3.150% Senior Notes due 2022. The Guarantor guarantees the payment of principal and interest on these notes.

Pentair Senior Notes

Pentair has outstanding $127.0 million aggregate principal amount of 5.00% Senior Notes due 2021 that were issued in a public offering in May 2011. The Guarantor guarantees the payment of principal and interest on the Pentair 2021 Notes. The notes and the guarantees will be structurally subordinated to the Pentair 2021 Notes.

Other Indebtedness

In addition to the Credit Facility, certain of our subsidiaries have various other credit facilities with an aggregate availability of $89.0 million. Our subsidiaries had $3.0 million of borrowings outstanding under these credit facilities at December 31, 2012. Borrowings under these credit facilities bear interest at variable rates. Additionally, certain of our subsidiaries have certain capital leases with an outstanding balance of $24.0 million at December 31, 2012. The notes and the guarantees will be structurally subordinated to borrowings under these other credit facilities and capital leases.

DESCRIPTION OF THE NEW NOTES AND GUARANTEES

Pursuant to the exchange offer, the Issuer is offering to issue the new notes. The new notes will be issued under an indenture among Pentair Finance S.A., as issuer, Pentair Ltd., as guarantor, and Wells Fargo Bank, National Association, as trustee, including a supplement to that indenture for each series of notes. We urge you to read the form of new notes and the indenture, as supplemented, because they, not the summaries below, define your rights. You may obtain a copy of the indenture, the supplemental indenture and the form of new notes as described under “Where You Can Find More Information.”

References to the “Guarantor” in this description refer to Pentair Ltd., not including its combined subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the indenture.

Certain Terms of the 2015 New Notes

The Issuer will issue up to $350,000,000 initial aggregate principal amount of 1.350% Senior Notes due 2015 (the “2015 New Notes”). The 2015 New Notes will mature on December 1, 2015 and will bear interest at a rate of 1.350% per year. The date from which interest will accrue on the 2015 New Notes will be November 26, 2012, or the most recent interest payment date to which interest has been paid or provided for on the 2015 Original Notes. The Interest Payment Dates for the 2015 New Notes will be June 1 and December 1 of each year, beginning June 1, 2013, with the interest payable on each Interest Payment Date to the holders of record at the close of business on May 15 and November 15 prior to each Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Any 2015 Original Notes that remain outstanding after the completion of the exchange offer, together with the 2015 New Notes issued in connection with the exchange offer, will be treated as a single series of securities under the indenture.

Certain Terms of the 2017 New Notes

The Issuer will issue up to $350,000,000 initial aggregate principal amount of 1.875% Senior Notes due 2017 (the “2017 New Notes”). The 2017 New Notes will mature on September 15, 2017 and will bear interest at a rate of 1.875% per year. The date from which interest will accrue on the 2017 New Notes will be March 15, 2013, or the most recent interest payment date to which interest has been paid or provided for on the 2017 Original Notes. The Interest Payment Dates for the 2017 New Notes will be March 15 and September 15 of each year, beginning September 15, 2013, with the interest payable on each Interest Payment Date to the holders of record at the close of business on March 1 and September 1 prior to each Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Any 2017 Original Notes that remain outstanding after the completion of the exchange offer, together with the 2017 New Notes issued in connection with the exchange offer, will be treated as a single series of securities under the indenture.

Certain Terms of the 2019 New Notes

The Issuer will issue up to $250,000,000 initial aggregate principal amount of 2.650% Senior Notes due 2019 (the “2019 New Notes”). The 2019 New Notes will mature on December 1, 2019 and will bear interest at a rate of 2.650% per year. The date from which interest will accrue on the 2019 New Notes will be November 26, 2012, or the most recent interest payment date to which interest has been paid or provided for on the 2019 Original Notes. The Interest Payment Dates for the 2019 New Notes will be June 1 and December 1 of each year, beginning June 1, 2013, with the interest payable on each Interest Payment Date to the holders of record at the close of business on May 15 and November 15 prior to each Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Any 2019 Original Notes that remain outstanding after the completion of the exchange offer, together with the 2019 New Notes issued in connection with the exchange offer, will be treated as a single series of securities under the indenture.

Certain Terms of the 2021 New Notes

The Issuer will issue up to $373,026,000 initial aggregate principal amount of 5.000% Senior Notes due 2021 (the “2021 New Notes”). The 2021 New Notes will mature on May 15, 2021 and will bear interest at a rate of 5.000% per year. The date from which interest will accrue on the 2021 New Notes will be December 18, 2012, or the most recent interest payment date to which interest has been paid or provided for on the 2021 Original Notes. The Interest Payment Dates for the 2021 New Notes will be May 15 and November 15 of each year, beginning May 15, 2013, with the interest payable on each Interest Payment Date to the holders of record at the close of business on May 1 and November 1 prior to each Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Any 2021 Original Notes that remain outstanding after the completion of the exchange offer, together with the 2021 New Notes issued in connection with the exchange offer, will be treated as a single series of securities under the indenture.

Certain Terms of the 2022 New Notes

The Issuer will issue up to $550,000,000 initial aggregate principal amount of 3.150% Senior Notes due 2022 (the 2022 New Notes”). The 2022 New Notes will mature on September 15, 2022 and will bear interest at a rate of 3.150% per year. The date from which interest will accrue on the 2022 New Notes will be March 15, 2013, or the most recent interest payment date to which interest has been paid or provided for on the 2022 Original Notes. The Interest Payment Dates for the 2022 New Notes will be March 15 and September 15 of each year, beginning September 15, 2013, with the interest payable on each Interest Payment Date to the holders of record at the close of business on March 1 and September 1 prior to each Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Any 2022 Original Notes that remain outstanding after the completion of the exchange offer, together with the 2022 New Notes issued in connection with the exchange offer, will be treated as a single series of securities under the indenture.

General

The new notes will be unsecured and will rank equally in right of payment with all of the Issuer’s other unsecured and unsubordinated debt. The new notes will be issuable in whole in the registered form of one or more global securities, and the depository for such global securities will be The Depository Trust Company, New York, New York. Each series of notes will be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

Except as provided below, the new notes will not be subject to redemption, repurchase or repayment at the option of any holder thereof, upon the occurrence of any particular circumstances or otherwise. The new notes will not have the benefit of any sinking fund. The new notes are not convertible into shares of common stock or other securities of the Issuer or the Guarantor.

The indenture does not limit the amount of debt securities that can be issued thereunder and provides that debt securities of any series may be issued thereunder up to the aggregate principal amount that the Issuer may authorize from time to time. The indenture also does not limit the amount of other indebtedness or securities that the Issuer may issue.

Guarantees

The Guarantor will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest and any Additional Amounts (as defined in “—Payment of Additional Amounts”), if any, on the new notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The Guarantor also will guarantee the due and punctual payment of all amounts owed to the trustee under the indenture. The guarantees will be unsecured and unsubordinated obligations of the Guarantor and will rank equally in right of payment with all other unsecured and unsubordinated obligations of the Guarantor. The guarantees will provide that in the event of a default in payment of principal of, premium, if any, or interest on a note, the holder of the note may institute legal proceedings directly against the Guarantor to enforce the guarantees without first proceeding against the Issuer. The aggregate amount of the obligations owed pursuant to the guarantees will be reduced to the extent necessary to prevent such guarantees from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Defeasance

Under certain circumstances, the Issuer and the Guarantor may elect to discharge their obligations on each series of the notes through defeasance or covenant defeasance. See “—Defeasance and Discharge of Obligations” and “—Covenant Defeasance” for more information on how this may occur.

Covenants

Under the indenture:

•	the Issuer will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on the new notes;

•	the Issuer will maintain an office or agency where new notes may be presented or surrendered for payment; and

•

each of the Issuer and the Guarantor will furnish to the trustee on or before April 30 of each year a certificate executed by its principal executive, financial or accounting officer, on behalf of the Issuer or the Guarantor, as the case may be, as to such officer’s knowledge of the Issuer’s or the Guarantor’s compliance with all covenants and agreements under the indenture required to be complied with by the Issuer and the Guarantor, as applicable.

The following additional covenants shall apply with respect to each series of the notes so long as any notes of such series remain outstanding (but subject to defeasance, as provided in the indenture):

Reports by the Guarantor

So long as any new notes are outstanding, the Issuer shall file with the trustee, within 15 days after the Guarantor files with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the forgoing as the SEC may from time to time by rules and regulations prescribe) (“SEC Reports”) that the Guarantor files with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The Issuer shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure; provided, that the trustee will not be obligated to determine whether or not such information, documents or reports have been so filed. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Limitation on the Guarantor’s and the Issuer’s Ability to Consolidate, Merge and Sell Assets

Each of the Issuer and the Guarantor covenants that it will not merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person, unless:

(1) either the Issuer or the Guarantor, as the case may be, shall be the continuing entity, or the successor entity or the person which acquires by sale or conveyance substantially all the assets of the Issuer or the Guarantor, as the case may be (if other than the Issuer or the Guarantor, as the case may be), (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on the new notes or the obligations under the guarantees, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the indenture to be performed or observed by the Issuer or the Guarantor, as the case may be, by a supplemental indenture reasonably satisfactory to the trustee, executed and delivered to the trustee by such person, and (B) shall be an entity treated as a “corporation” for U.S. tax purposes, and obtain either (x) an opinion, in form and substance reasonably acceptable to the trustee, of tax counsel of recognized standing reasonably acceptable to the trustee, which counsel shall include Foley & Lardner LLP, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the new notes for new debt instruments for U.S. federal income tax purposes; and

(2) no Event of Default (as defined below) and no event that, after notice or lapse of time or both, would become an Event of Default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

The Issuer shall deliver to the trustee prior to or simultaneously with the consummation of the proposed transaction an officer’s certificate to the forgoing effect and an opinion of counsel stating that the proposed transaction and any such supplemental indenture comply with the indenture.

Limitations on Liens

Neither the Issuer nor the Guarantor will, and neither will permit, any Restricted Subsidiary (as defined below) to, issue, assume or guarantee any Indebtedness (as defined below) that is secured by a lien upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property (as defined below), or any shares of stock of or Indebtedness issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the new notes (together with, if the Issuer shall so determine, any other Indebtedness of the Issuer ranking equally with the new notes, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at the Issuer’s option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

•	liens existing on the date the original notes of a series of notes are first issued;

•

liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

•

liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Issuer, the Guarantor or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Issuer, the Guarantor or any Restricted Subsidiary;

•

liens on any Principal Property existing at the time of acquisition thereof by the Issuer, the Guarantor or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by the Issuer, the Guarantor or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by the Issuer, the Guarantor or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within 180 days after such acquisition, or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any Principal Property theretofore owned by the Issuer, the Guarantor or a Restricted Subsidiary, other than the Principal Property so acquired, constructed or improved, and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing;

•	liens securing Indebtedness owing by any Restricted Subsidiary to the Issuer, the Guarantor or a subsidiary thereof or by the Issuer to the Guarantor;

•

liens in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction or improvement, of the Principal Property subject to such liens, including liens incurred in connection with pollution control, industrial revenue or similar financings;

•

pledges, liens or deposits under workers’ compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which the Issuer, the Guarantor or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of the Issuer, the Guarantor or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Issuer, the Guarantor or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

•

liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Issuer, the Guarantor or any Restricted Subsidiary with respect to which the Issuer, the Guarantor or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Issuer, the Guarantor or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Issuer, the Guarantor or such Restricted Subsidiary is a party, provided that (x) in the case of liens arising out of judgments or awards, the enforcement of such liens is effectively stayed and (y) the aggregate amount secured by all such liens does not at any time exceed the greater of (i) $25,000,000 or (ii) 0.5% of Consolidated Total Assets (as defined below);

•

liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Issuer, the Guarantor or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of the Guarantor, do not materially impair the use of such assets in the operation of the business of the Issuer, the Guarantor or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

•

liens to secure the Issuer’s, the Guarantor’s or any Restricted Subsidiary’s obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

•

liens not permitted by the foregoing clauses, inclusive, if at the time of, and upon giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of the Issuer, the Guarantor and all Restricted Subsidiaries, without duplication, secured by all such liens not so permitted by the foregoing bullets, inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by the first bullet under “—Covenants—Limitation on Sale and Lease-Back Transactions” below do not exceed an amount equal to 15% of Consolidated Net Tangible Assets (as defined below); and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing bullets inclusive; provided, however, that the principal amount of Indebtedness secured thereby (except to the extent otherwise excepted under the foregoing bullets) shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets, or any replacements therefor and products and proceeds thereof, that secured the lien so extended, renewed or replaced, plus improvements and construction on real property.

Limitation on Sale and Lease-Back Transactions

Neither the Issuer nor the Guarantor will, and neither will permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction (other than with the Issuer, the Guarantor and/or one or more subsidiaries of the Guarantor) unless:

•

the Issuer, the Guarantor or such Restricted Subsidiary, at the time of entering into such Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the notes pursuant to the subsection “Limitations on Liens” above; or

•

the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property, as determined by the Guarantor’s Board of Directors, and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition, or, in the case of real property, commencement of the construction of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of the notes, or of Funded Indebtedness of the Guarantor or a consolidated Subsidiary ranking on a parity with or senior to the notes; provided that there shall be credited to the amount of net proceeds required to be applied pursuant to this provision an amount equal to the sum of (i) the principal amount of the notes delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by the Guarantor within such 180-day period, excluding retirements of the notes and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

Events of Default

With respect to a particular series of notes, an “Event of Default” will mean any one or more of the following events that has occurred and is continuing:

•	default in the payment of any installment of interest upon any of the notes of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

•

default in the payment of all or any part of the principal of or premium, if any, on any of the notes of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

•

default in the performance, or breach, of any covenant or agreement of the Guarantor or the Issuer in respect of the notes of such series and the related guarantees (other than a default or breach that is specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to the Guarantor or the Issuer by the trustee or to the Guarantor, the Issuer and the trustee by the holders of at least 25% in principal amount of the outstanding notes of such series issued under the indenture affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

•

the guarantees with respect to the notes of such series shall for any reason cease to be, or shall for any reason be asserted in writing by the Guarantor or the Issuer not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and such guarantees;

•

a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Guarantor or the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of the Issuer or the Guarantor or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

•

the Issuer or the Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of the Issuer or the Guarantor or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

•	default in the performance, or breach, of any covenant prohibiting certain consolidations, mergers and sales of assets.

If an Event of Default shall have occurred and be continuing in respect of a series of notes, in each and every case, unless the principal of all the notes of the series shall have already become due and payable, either the trustee at the request of the holders or the holders of not less than 25% in aggregate principal amount of the outstanding notes of such series, by notice in writing to the Issuer and the Guarantor, and to the trustee if given by such holders, may declare the unpaid principal of all the notes of that series to be due and payable immediately.

The holders of a majority in aggregate principal amount of notes of any series, by written notice to the Guarantor, the Issuer and the trustee, may waive any existing default in the performance of any of the covenants contained in the indenture or established with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the notes of that series as and when the same shall become due by the terms of such notes. Upon any such waiver, the default covered thereby and any Event of Default arising therefrom shall be deemed to be cured for all purposes of the indenture.

The holders of a majority in aggregate principal amount of the outstanding notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with the indenture or be unduly prejudicial to the rights of holders of notes of any other outstanding series of notes. Subject to the terms of the indenture, the trustee shall have the right to decline to follow any such direction if the trustee in good faith, by a responsible officer or responsible officers of the trustee, shall determine that the proceeding so directed would involve the trustee in personal liability.

No holder of any notes shall have any right to institute any suit, action or proceeding in equity or at law under the indenture or to appoint a receiver or trustee, or to seek any other remedies under the indenture unless:

•	such holder previously shall have given to the trustee written notice of an Event of Default and the continuance thereof specifying such Event of Default;

•

the holders of not less than 25% in aggregate principal amount of the notes of such series then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee;

•

such holder or holders shall have offered to the trustee such indemnity and security reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

•

the trustee, for 60 days after its receipt of such written notice, request and offer of indemnity and security reasonably satisfactory to it, shall have failed to institute any such action, suit or proceeding; and

•	during such 60-day period, the holders of a majority in principal amount of the notes of that series do not give the trustee a direction inconsistent with such request.

The right of any holder to receive payment of principal of, and premium, if any, and interest on such note or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such holder.

The following additional event shall constitute an “Event of Default” under the indenture with respect to a series of the notes so long as any of the notes of such series remain outstanding:

•

an event of default shall happen and be continuing with respect to any Indebtedness (other than Non-Recourse Indebtedness) of the Issuer, the Guarantor or any Restricted Subsidiary under any indenture or other instrument evidencing or under which the Issuer, the Guarantor or any Restricted Subsidiary shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with United States generally accepted accounting principles and as of the date of the most recently prepared consolidated balance sheet of the Issuer, the Guarantor or any Restricted Subsidiary, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 30 days after notice thereof shall have been given to the Issuer and the Guarantor by the trustee, or to the Issuer, the Guarantor and the trustee by the holders of at least 25% in aggregate principal amount of outstanding securities of such series.

However, this additional Event of Default is subject to the following:

•

if such event of default under such indenture or instrument shall be remedied or cured by the Issuer or the Guarantor or waived by the requisite holders of such Indebtedness, then the event of default under the indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the trustee or any of the holders; and

•

subject to certain duties, responsibilities and rights of the trustee under the indenture, the trustee shall not be charged with actual knowledge of any such event of default unless written notice thereof shall have been given to a responsible officer of the trustee by the Issuer or the Guarantor, as the case may be, by the holder or an agent of the holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the holders of not less than 25% in the aggregate principal amount of the outstanding notes of such series.

Modification of the Indenture

The Issuer, the Guarantor and the trustee may from time to time and at any time enter into an indenture or indentures supplemental to the indenture without the consent of any holders of the notes for one or more of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the indenture or notes of any series, including making any such changes as are required for the indenture to comply with the Trust Indenture Act;

•

to add an additional obligor on the notes, to add a guarantor of any outstanding series of notes or to evidence the succession of another person to the Guarantor or the Issuer, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of the Guarantor or the Issuer, as the case may be, pursuant to provisions in the indenture concerning consolidation, merger, the sale of assets or successor entities;

•	to provide for uncertificated notes in addition to or in place of certificated notes;

•

to add to the covenants of the Issuer or the Guarantor for the benefit of the holders of any outstanding series of notes or to surrender any of the Issuer’s or the Guarantor’s rights or powers under the indenture;

•	to add any additional Events of Default for the benefit of the holders of any outstanding series of notes;

•

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding note of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to secure the notes of any series or any related guarantees;

•	to make any other change that does not adversely affect the rights of any holder of outstanding notes in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of the Issuer shall apply to such series, to provide which of the Events of Default shall apply to such series, to name one or more guarantors and provide for guarantees of such series of debt securities, to provide for the terms and conditions upon which any guarantees by the Guarantor or another guarantor of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;

•

to issue additional notes of any series; provided that such additional notes have the same terms as, and are deemed part of the same series as, the applicable series of notes to the extent required under the indenture;

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the notes of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee;

•

to supplement any of the provisions of the indenture to permit or facilitate the defeasance and discharge of any series of notes in a manner consistent with the provisions described below under “—Defeasance and Discharge of Obligations”; provided, however, that any such action shall not adversely affect the interest of the holders of notes of such series or any other series of notes in any material respect; or

•

to conform the text of the indenture, any supplemental indenture or any notes to the description thereof in this prospectus, to the extent that such description is inconsistent with a provision of the indenture, any supplemental indenture or note, as provided in an officers’ certificate.

In addition, under the indenture, with the written consent of the holders of not less than a majority in aggregate principal amount of the notes of each series at the time outstanding that are affected, the Issuer and the Guarantor, when authorized by board resolutions, and the trustee, from time to time and at any time may enter into an indenture or indentures to supplement the indenture. However, the following changes may only be made with the consent of each holder of outstanding notes affected:

•

extend a fixed maturity of or any installment of principal of any notes of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

•	reduce the rate of or extend the time for payment of interest on any notes of any series;

•	reduce the premium payable upon the redemption of any notes of any series;

•	make any note payable in currency other than that stated in the note;

•	impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date;

•	modify the subordination provisions applicable to any note or the related guarantees in a manner adverse in any material respect to the holder thereof; or

•	reduce the percentage of notes, the holders of which are required to consent to any such supplemental indenture or indentures.

A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of notes, if any, or which modifies the rights of the holders of notes of such series with respect to such covenant, Event of Default or other provision, shall be deemed not to affect the rights under the indenture of the holders of notes of any other series.

It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.

Information Concerning the Trustee

In case an Event of Default with respect to the notes of a series has occurred (that has not been cured or waived), the trustee shall exercise with respect to notes of that series such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. None of the provisions contained in the indenture shall require the trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not assured to it under the terms of the indenture or indemnity and security reasonably satisfactory to it against such risk is not assured to it.

The trustee may resign with respect to one or more series of notes by giving a written notice to the Issuer and to the holders of that series of notes. The holders of a majority in principal amount of the outstanding notes of a particular series may remove the trustee by notifying the Issuer and the trustee. The Issuer may remove the trustee if:

•

the trustee has or acquires a “conflicting interest,” within the meaning of Section 310(b) of the Trust Indenture Act, and fails to comply with the provisions of Section 310(b) of the Trust Indenture Act;

•

the trustee fails to comply with the eligibility requirements provided in the indenture and fails to resign after written request therefor by the Issuer or by any such holder in accordance with the indenture; or

•

the trustee becomes incapable of acting, or is adjudged to be bankrupt or insolvent, or commences a voluntary bankruptcy proceeding, or a receiver of the trustee or of its property is appointed or consented to, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

If the trustee resigns or is removed or if the office of the trustee is otherwise vacant, the Issuer will appoint a successor trustee in accordance with the provisions of the indenture.

A resignation or removal of the trustee and appointment of a successor trustee shall become effective only upon the successor trustee’s acceptance of the appointment as provided in the indenture.

Payment and Paying Agents

The interest installment on any note that is payable, and is punctually paid or duly provided for, on the fixed date on which an installment of interest with respect to notes of that series is due and payable, shall be paid to the person in whose name such note (or one or more predecessor notes) is registered at the close of business on the regular record date for such interest installment.

The Issuer, upon written notice to the trustee, may appoint one or more paying agents, other than the trustee, for all or any series of the notes. The notes of a particular series will be surrendered for payment at the office of the paying agents designated by the Issuer. If the Issuer does not designate such an office, the corporate trust office of the trustee will serve as the office of the paying agent for such series. The Issuer or any of its subsidiaries may act as paying agent upon written notice to the trustee.

All funds paid by the Issuer or the Guarantor to a paying agent or the trustee for the payment of the principal of, premium, if any, or interest on the notes which remains unclaimed for at least one year after such principal, premium, if any, or interest has become due and payable will be repaid to the Issuer or the Guarantor, as the case may be, and the holder of the notes thereafter may look only to the Issuer or the Guarantor for payment thereof.

Governing Law

The indenture and any new notes and guarantees issued thereunder shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

Defeasance and Discharge of Obligations

The Issuer’s and the Guarantor’s obligations with respect to any series of notes will be discharged upon compliance with the conditions under the caption “—Covenant Defeasance” if, with respect to all notes of that particular series that have not been previously delivered to the trustee for cancellation or that have not become due and payable, such notes have been paid by the Issuer or the Guarantor by depositing irrevocably with the trustee, in trust, funds or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of certified public accountants, to pay at maturity or upon redemption all such outstanding notes of that series, such deposit to include:

•	principal;

•	premium, if any;

•	interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; and

•	all other payments due under the terms of the indenture with respect to the notes of such series.

Notwithstanding the above, the Issuer and the Guarantor, to the extent applicable to each, may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date for the applicable series of notes:

•	to make any interest or principal payments that may be required;

•	to register the transfer or exchange of the notes of such series;

•	to execute and authenticate the notes;

•	to replace stolen, lost or mutilated notes;

•	to maintain an office or agency;

•	to maintain paying agencies; and

•	to appoint new trustees as required.

The Issuer also may not be discharged from the following obligations which will survive the satisfaction and discharge of the applicable series of notes:

•	to compensate and reimburse the trustee in accordance with the terms of the indenture;

•

to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on the notes shall have respectively come due and payable and remit those payments to the holders if required; and

•	to withhold or deduct taxes as provided in the indenture.

Covenant Defeasance

Upon compliance with specified conditions, the Issuer and the Guarantor will not be required to comply with some covenants contained in the indenture and the applicable supplemental indenture, and any omission to comply with the obligations will not constitute a default or Event of Default relating to the applicable series of notes, or, if applicable, the Issuer’s and the Guarantor’s obligations with respect to the applicable series of notes will be discharged. These conditions are:

•

the Issuer or the Guarantor irrevocably deposits in trust with the trustee or, at the option of the trustee, with a trustee satisfactory to the trustee and the Issuer or the Guarantor, as the case may be, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, funds or governmental obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of certified public accountants, to pay principal of, premium, if any, and interest on the outstanding notes of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it hereunder, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such governmental obligations to the trustee and (B) the trustee shall have been irrevocably instructed to apply such funds or the proceeds of such governmental obligations to the payment of principal, premium, if any, and interest with respect to the notes of such series;

•

the Issuer or the Guarantor, as the case may be, delivers to the trustee an officer’s certificate stating that all conditions precedent specified herein relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an opinion of counsel to the same effect;

•

no Event of Default described in the first, second, fourth, fifth, sixth or seventh bullet points in the first paragraph under the caption “—Events of Default” shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing, on the date of such deposit;

•

the Issuer or the Guarantor, as the case may be, shall have delivered to the trustee an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that the holders of the securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer’s or the Guarantor’s exercise of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;

•

such defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940; and

•

such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Issuer or the Guarantor pursuant to the indenture.

Additional Notes

The Issuer may, without the consent of the then existing holders of the notes of a series, “re-open” such series and issue additional notes, which additional notes will have the same terms as the new notes of the same series offered hereby except for the issue price, issue date and under some circumstances, the first interest payment date. Additional notes issued in this manner will form a single series with the applicable series of notes offered hereby.

Optional Redemption

Each series of notes is subject to redemption at the Issuer’s option on any date prior to its respective maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof). At any time in the case of the

2015 New Notes, 2017 New Notes and 2019 New Notes, prior to February 15, 2021 in the case of the 2021 New Notes (three months prior to the maturity date of the 2021 New Notes) and prior to June 15, 2022 in the case of the 2022 New Notes (three months prior to the maturity date of the 2022 New Notes), the new notes will be redeemable at a redemption price equal to the greater of (i) 100% of the principal amount of the new notes to be redeemed and (ii) as determined by the Quotation Agent and delivered to the trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the date of redemption (excluding the portion of interest that will be accrued and unpaid to and including the date of redemption) discounted from their scheduled date of payment to the date of redemption (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus 15 basis points, in the case of the 2015 New Notes, plus 20 basis points, in the case of the 2017 New Notes and 25 basis points, in the case of the 2019 New Notes, 2021 New Notes and 2022 New Notes, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption.

On or after February 15, 2021 for the 2021 New Notes and on or after June 15, 2022 for the 2022 New Notes, such new notes will be redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount of the new notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

“Adjusted Redemption Treasury Rate,” with respect to any date of redemption, means the rate equal to the semiannual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Redemption Treasury Issue, assuming a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such date of redemption.

“Comparable Redemption Treasury Issue” means the United States Treasury security selected by the Quotation Agent as being the most recently issued United States Treasury note or bond displayed by Bloomberg LP (or any successor service) on screens PXI through PX8 (or any other screens as may replace such screens on such service) having a maturity comparable to the remaining term of the series of notes to be redeemed.

“Comparable Redemption Treasury Price,” with respect to any date of redemption, means (i) the average of the Redemption Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Quotation Agent obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

“Quotation Agent” means a Redemption Reference Treasury Dealer appointed as such agent by the Issuer.

“Redemption Reference Treasury Dealer” means four primary U.S. government securities dealers in the United States selected by the Issuer.

“Redemption Reference Treasury Dealer Quotations,” with respect to each Redemption Reference Treasury Dealer and any date of redemption, means the average, as determined by the Quotation Agent, of the bid and offer prices at 11:00 a.m., New York City time, for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the date of redemption quoted in writing to the Quotation Agent by such Redemption Reference Treasury Dealer on the third Business Day preceding such date of redemption.

In addition, the Guarantor, the Issuer and their respective affiliates may purchase new notes from the holders thereof from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Any new notes purchased by the Guarantor, the Issuer or any of their respective affiliates may, at the purchaser’s discretion, be held, resold or canceled.

Redemption upon Changes in Withholding Taxes

The Issuer may redeem all, but not less than all, of the notes of any series under the following conditions:

•

If there is an amendment to, or change in, the laws or regulations of Luxembourg, Switzerland or the United States, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, including any action taken by a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action or such holding is with respect to the Issuer or the Guarantor;

•

As a result of such amendment or change, the Issuer or the Guarantor becomes, or there is a material probability that the Issuer or the Guarantor will become, obligated to pay Additional Amounts, as defined below in “—Payment of Additional Amounts,” on the next payment date with respect to the notes of such series;

•	The obligation to pay Additional Amounts cannot be avoided through the Issuer’s or the Guarantor’s commercially reasonable measures;

•	The Issuer delivers to the trustee:

•

a certificate of the Issuer or the Guarantor, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by the Issuer or the Guarantor, as the case may be, taking commercially reasonable measures available to it; and

•

a written opinion of independent legal counsel to the Issuer or the Guarantor, as the case may be, of recognized standing to the effect that the Issuer or the Guarantor, as the case may be, has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that the Issuer or the Guarantor, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

•

Following the delivery of the certificate and opinion described in the previous bullet points, the Issuer provides notice of redemption not less than 30 days, but not more than 90 days, prior to the date of redemption. The notice of redemption cannot be given more than 90 days before the earliest date on which the Issuer or the Guarantor would be otherwise required to pay Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given.

Upon the occurrence of each of the bullet points above, the Issuer may redeem the notes of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the redemption date.

Notice of Redemption

Notice of any redemption will be mailed at least 30 days but not more than 90 days before the redemption date to the trustee and each holder of notes of a series to be redeemed. If the Issuer elects to redeem a portion but not all of the notes of a series, the trustee will select the notes to be redeemed in accordance with a method determined by the Issuer and the rules and procedures of DTC, in such manner as complies with applicable legal and stock exchange requirements, if any.

Interest on such notes or portions of notes will cease to accrue on and after the date fixed for redemption, unless the Issuer defaults in the payment of such redemption price and accrued interest with respect to any such security or portion thereof.

If any date of redemption of any security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue on such nominal date or for the period after such nominal date.

Payment of Additional Amounts

Unless otherwise required by law, neither the Issuer nor the Guarantor will deduct or withhold from payments made by the Issuer or the Guarantor under or with respect to the new notes and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that the Issuer or the Guarantor is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any new notes or guarantees, as the case may be, the Issuer or the Guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of new notes (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of new notes or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder’s mere ownership of the new notes or for or on account of:

•

any Taxes that are imposed or withheld solely because such holder or a fiduciary, settlor, beneficiary, or member of such holder if such holder is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:

•	is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;

•

has or had any present or former connection (other than the mere fact of ownership of such securities) with the Taxing Jurisdiction imposing such taxes, including being or having been a citizen or resident thereof or being treated as being or having been a resident thereof;

•

with respect to any withholding taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax; or

•	owns or owned 10% or more of the total combined voting power of all classes of stock of the Issuer or the Guarantor;

•	any estate, inheritance, gift, sales, transfer, excise or personal property Taxes imposed with respect to the new notes, except as otherwise provided in the indenture;

•

any Taxes imposed solely as a result of the presentation of such new notes, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had such new notes been presented for payment on any date during such 30-day period;

•

any Taxes imposed solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute or regulation of the relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;

•

with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Code;

•	any Taxes that are payable by any method other than withholding or deduction by the Issuer, the Guarantor or any paying agent from payments in respect of such new notes;

•	any Taxes required to be withheld by any paying agent from any payment in respect of any new notes if such payment can be made without such withholding by at least one other paying agent;

•

any Taxes required to be deducted or withheld pursuant to the European Council Directive 2003/48/EC of June 3, 2003 on the taxation of savings income in the form of interest payments (or any amendment thereof), or any law implementing or complying with, or introduced in order to conform to, that Directive (or the Luxembourg Law of December 23, 2005 (as amended));

•	any withholding or deduction for Taxes which would not have been imposed if the relevant new notes had been presented to another paying agent in a Member State of the European Union (the “EU”);

•

any Taxes imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later; or

•	any combination of the above conditions.

Additional Amounts will not be payable to or for the account of any holder of new notes or holder of a beneficial interest in such new notes if such payment would not be subject to such withholding or deduction of Taxes but for the failure of such holder or holder of a beneficial interest in such new notes to make a valid declaration of non-residence or other similar claim for exemption or to provide a certificate declaring its non-residence, if the Issuer were treated as a domestic corporation under United States federal income tax and if (x) the making of such declaration or claim or the provision of such certificate is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant Taxing Authority as a precondition to an exemption from, or reduction in, the relevant Taxes, and (y) at least 60 days prior to the first payment date with respect to which the Issuer or the Guarantor shall apply this paragraph, the Issuer or the Guarantor shall have notified all holders of new notes in writing that they shall be required to provide such declaration or claim.

Additional Amounts also will not be payable to any holder of new notes or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such note or holder of such beneficial interests of such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment. In addition, no Additional Amounts will be paid on account of any taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable) and any current or future regulations promulgated thereunder or official interpretations thereof.

Each of the Issuer and the Guarantor, as applicable, also:

•	will make such withholding or deduction of Taxes;

•	will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

•

will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

•

upon request, will make available to the holders of the new notes, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuer or the Guarantor or if, notwithstanding the Issuer’s or the Guarantor’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the notes of a series or the guarantees is due and payable, if the Issuer or the Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Issuer or the Guarantor will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such notes on the payment date.

In addition, the Issuer will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxembourg or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the notes.

The foregoing provisions shall survive any termination or the discharge of each indenture and shall apply to any jurisdiction in which the Issuer, the Guarantor or any successor to the Issuer or the Guarantor, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in an indenture, any notes, any guarantees or in this “Description of the New Notes and Guarantees” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any notes, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Change of Control

If a Change of Control Triggering Event (as defined below) with respect to a series of notes occurs, unless the Issuer has exercised its option to redeem such notes, it shall be required to make an offer (a “Change of Control Offer”) to each holder of such notes to repurchase, at the holder’s election, all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in the applicable supplemental indenture. In a Change of Control Offer, the Issuer shall be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to the trustee and the holders of the notes describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the notice, which date shall, except as described in the immediately following sentence and other than as required by law, be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

Any exercise by a holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of a note, but in that event the principal amount of such note remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

The Issuer shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and the third party purchases all notes properly tendered and not withdrawn under its offer. In addition, the Issuer shall not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event. Notwithstanding the foregoing, the Issuer and the Guarantor will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of the notes, neither the Issuer nor the Guarantor will be deemed to have breached its obligations under the Change of Control Offer provisions of the notes by virtue of its compliance with such securities laws or regulations.

For purposes of the Change of Control Offer provisions of the notes, the following terms are applicable:

“Change of Control” means the occurrence on or after the issue date of the original notes of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Guarantor and its subsidiaries, taken as a whole, to any person, other than the Guarantor or a direct or indirect wholly owned subsidiary of the Guarantor; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Guarantor’s outstanding Voting Stock or other Voting Stock into which the Guarantor’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Guarantor consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Guarantor, in any such event pursuant to a transaction in which any of the Guarantor’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Guarantor’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, at least a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Guarantor’s Board of Directors are not Continuing Directors; or (5) the approval by the holders of the Guarantor’s Voting Stock of a plan for the Guarantor’s liquidation or dissolution. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control under clause (1), (2) or (5) above if (i) the Guarantor becomes a direct or indirect wholly owned subsidiary of a holding company or a holding company becomes the successor to the Guarantor under the indenture pursuant to a transaction that is permitted under the indenture and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction (or a series of related transactions) are the same or substantially the same (and hold in the same or substantially the same proportions) as the holders of the Guarantor’s Voting Stock immediately prior to that transaction. The term “person,” as used in this definition, means any Person and any two or more Persons as provided in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event; provided, however, that a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a Change of Control if the Rating Agency or Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the purported Change of Control Triggering Event). Unless at least two of the three Rating Agencies are providing a rating for the notes at the commencement of any period referred to in the definition of “Rating Event”, below, a Rating Event will be deemed to have occurred during such period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Director” means any member of the Guarantor’s Board of Directors who (1) was a member of such Board of Directors on the issue date of the original notes or (2) was nominated for election, elected or appointed to such Board of Directors pursuant to a proposal by a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Guarantor’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Inc., and its successors.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Issuer.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer (as certified by a resolution of the Issuer’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means the rating on the applicable series of notes is lowered by at least two of the three Rating Agencies and such notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period shall be extended so long as the rating of such notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the date of the Guarantor’s first public notice of the occurrence of a Change of Control or the Guarantor’s intention to effect a Change of Control and ending 60 days following consummation or abandonment of such Change of Control.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” means, with respect to any specified “Person” as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Definitions

As used in the notes and this prospectus, the following defined terms shall have the following meanings with respect to the notes:

“Attributable Debt,” in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of the Issuer, the Guarantor or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

“Consolidated Net Tangible Assets” at any date means Consolidated Net Worth less all Intangible Assets (as defined below) appearing on the most recently prepared consolidated balance sheet of the Guarantor and its subsidiaries as of the end of a fiscal quarter of the Guarantor and its subsidiaries, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Consolidated Net Worth” at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of the Guarantor and its subsidiaries as of the end of a fiscal quarter of the Guarantor and its subsidiaries, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Consolidated Total Assets” at any date means the total assets appearing on the most recently prepared consolidated balance sheet of the Guarantor and its subsidiaries as of the end of a fiscal quarter of the Guarantor and its subsidiaries, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

“Indebtedness” means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of the Guarantor and its subsidiaries as of the end of a fiscal quarter of the Guarantor, prepared in accordance with United States generally accepted accounting principles as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with United States generally accepted accounting principles), (iv) all obligations as lessee to the extent capitalized in accordance with United States generally accepted accounting principles in effect on the date of the indenture and (v) all Indebtedness of others consolidated in such balance sheet that is guaranteed by the Issuer, the Guarantor or any of their respective subsidiaries or for which the Issuer, the Guarantor or any of their respective subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

“Intangible Assets” means the amount, if any, stated under the heading “Goodwill and Other Intangible Assets, net” or under any other heading of intangible assets separately listed, in each case on the face of the most recently prepared consolidated balance sheet of the Guarantor and its subsidiaries as of the end of a fiscal quarter of the Guarantor, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“lien” means a mortgage, pledge, security interest, lien or similar encumbrance.

“Non-Recourse Indebtedness” means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of the Guarantor or the Issuer or any subsidiary of the Guarantor or the Issuer and not to the Guarantor or the Issuer or any subsidiary of the Guarantor or the Issuer personally (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

“Principal Property” means any manufacturing, processing or assembly plant, warehouse or distribution facility, office building or parcel of real property of the Guarantor or any of its subsidiaries that is located in the United States of America, Canada or the Commonwealth of Puerto Rico and (A) is owned by the Guarantor or any subsidiary of the Guarantor on the issue date of the original notes of a series of notes, (B) the initial construction of which has been completed after the date of the supplemental indenture governing such series of notes, or (C) is acquired after the date of the supplemental indenture governing such series of notes, in each case, other than any such plants, facilities, warehouses, office buildings, parcels or portions thereof, that (i) in the opinion of the Board of Directors of the Guarantor, are not collectively of material importance to the total business conducted by the Guarantor and its subsidiaries as an entirety, or (ii) has a net book value (excluding any capitalized interest expense), on the issue date of the original notes in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 1.0% of Consolidated Net Tangible Assets on the consolidated balance sheet of the Guarantor as of the applicable date.

“Restricted Subsidiary” means any subsidiary of the Guarantor that owns or leases a Principal Property.

“Sale and Lease-Back Transaction” means an arrangement with any Person providing for the leasing by the Guarantor or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been owned and in full operation for more than 180 days and has been or is to be sold or transferred by the Guarantor or a Restricted Subsidiary to such Person other than the Guarantor, the Issuer or any of their respective subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

Book-Entry, Delivery and Form

Global Notes

The new notes will be offered and exchanged in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. The new notes will be issued in the form of one or more permanent global notes in fully registered, book-entry form, which are referred to herein as the “global notes.”

It is intended that the global notes will be considered to be in “registered form” under applicable U.S. federal income tax law, including Section 149(a)(3) of the Code and Section 5f.103-1 of the Treasury Regulations, and any successors thereto.

Each such global note will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or any successor thereto, as depositary (the “Depositary”), and registered in the name of Cede & Co. (DTC’s partnership nominee). Investors may hold their interests in the global note directly through Euroclear Bank S.A./N.V., as the operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme, Luxembourg (“Clearstream”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Each of Euroclear and Clearstream will appoint a DTC participant to act as its depositary for the interests in the global note that are held within DTC for the account of each settlement system on behalf of its participants.

Beneficial interests in the global notes may not be exchanged for new notes in physical, certificated form except in the limited circumstances described below. Unless and until it is exchanged in whole or in part for new notes in definitive form, no global note may be transferred except as a whole by the Depositary to a nominee of such Depositary.

Exchanges among the Global Notes

Beneficial interests in one global note may generally be exchanged for interests in another global note. Depending on which global note the transfer is being made, the trustee may require the seller to provide certain written certifications in the form provided in the indenture.

A beneficial interest in a global note that is transferred to a person who takes delivery through another global note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other global note.

The information set forth in this section is subject to any change in or reinterpretation of the rules, regulations and procedures of DTC, Clearstream and Euroclear currently in effect. The information in this section concerning DTC, Clearstream and Euroclear has been obtained from sources that the Issuer and the Guarantor believe to be reliable, but neither the Issuer nor the Guarantor take any responsibility for the accuracy thereof. Investors wishing to use the facilities of any of DTC, Clearstream or Euroclear are advised to confirm the continued applicability of the rules, regulations and procedures of DTC, Clearstream or Euroclear. Neither the Issuer nor the Guarantor will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the new notes held through the facilities of DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Book-Entry Procedures for the Global Notes

Clearstream and Euroclear each will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC has advised the Issuer that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provision of Section 17A of the Exchange Act.

•

DTC holds securities that its participants (“Direct Participants”) deposit with DTC and facilitates post-trade settlement among its Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between accounts of the Direct Participants. This eliminates the need for physical movement of securities certificates.

•	Direct Participants in DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

•

DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•

Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

•	The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

Purchases of the new notes under DTC’s book-entry system must be made by or through Direct Participants, which will receive a credit for the new notes on the records of DTC. The ownership interest of each actual purchaser of the new notes, which are referred to herein as the “beneficial owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings from the Direct or Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes will be effected only through entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the global notes.

To facilitate subsequent transfers, all global notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the global notes with DTC and their registration in the name of Cede & Co. or such other nominee effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the new notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such new notes are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by the global notes for all purposes under the indenture. Except as described below, beneficial owners of interests in the global notes will not be entitled to have book-entry notes represented by the new notes registered in their names, will not receive or be entitled to receive physical delivery of new notes in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the person is not a Direct or Indirect Participant, on the procedures of the Direct or Indirect Participants through which such person owns its interest, to exercise any rights of a holder under the indenture. Under existing industry practices, in the event that the Issuer or the Guarantor requests any action of holders or that an owner of a beneficial interest in the new notes desires to give or take any action which a holder is entitled to give or take under the indenture, DTC would authorize the Direct Participants holding the relevant beneficial interests to give or take the action, and those Direct or any Indirect Participants would authorize beneficial owners owning through those Direct or Indirect Participants to give or to take the action or would otherwise act upon the instructions of beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and/or Indirect Participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices shall be sent to DTC. If less than all of the new notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent with respect to new notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to the Issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts new notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments of principal of and interest on the new notes and redemption proceeds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. The Issuer will send all required reports and notices solely to DTC as long as DTC is the registered holder of the global notes. None of the Issuer, the Guarantor, the trustee, or any other agent of the Issuer, the Guarantor or the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. The Issuer and the Guarantor believe, however, that it is currently the policy of DTC to credit the accounts of the Direct Participants upon DTC’s receipt of funds and corresponding detail information from the Issuer or its agent on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Direct or Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the Direct or Indirect Participants subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal of and interest on the new notes and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Issuer or its agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of Direct and Indirect Participants.

A beneficial owner shall give notice to elect to have its new notes purchased or tendered, through its Participant, to the tender agent, and shall effect delivery of such new notes by causing the Direct Participant to transfer the Participant’s interest in the new notes, on DTC’s records, to the tender agent. The requirement for physical delivery of new notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the new notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered new notes to the tender agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the new notes at any time by giving reasonable notice to the Issuer or its agent. Under such circumstances, in the event that a successor depository is not obtained, physical notes are required to be printed and delivered. The Issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, physical certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Issuer and the Guarantor believe to be reliable, but neither the Issuer nor the Guarantor take any responsibility for the accuracy thereof.

Clearstream advises that it is incorporated as a limited liability company under the laws of Luxembourg. Clearstream is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are, amongst others, financial institutions and institutional investors. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream Participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. In the U.S., Clearstream Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Clearstream is an indirect participant in DTC. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. to facilitate settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

Distributions with respect to the new notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator advises that it is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the new notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Certificated Notes

New notes represented by a global security can be exchanged for definitive securities in registered form only if:

•

DTC notifies the Issuer that it is unwilling or unable to continue as depositary for that global security and the Issuer does not appoint a successor depositary within 90 days after receiving that notice;

•

at any time DTC ceases to be a clearing agency registered or in good standing under the Exchange Act or other applicable statute or regulation and the Issuer does not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

•	The Issuer determines that that global security will be exchangeable for definitive securities in registered form and notifies the trustee of its decision.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

If any of Euroclear, Clearstream or DTC notifies the Issuer that it is unwilling or unable to continue as a clearing system in connection with the global notes or, in the case of DTC only, DTC ceases to be a clearing system registered under the Exchange Act, and in each case a successor clearing system is not appointed by the Issuer within 90 days after receiving such notice from Euroclear, Clearstream or DTC or on becoming aware that DTC is no longer so registered, the Issuer will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the new notes represented by such global notes upon delivery of such global notes for cancellation.

Global Clearance and Settlement Procedures

Initial settlement for the new notes will be made in immediately available funds. Secondary market trading between the Direct or Indirect Participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds. Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the new notes to or receiving interests in the new notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the new notes received in Clearstream or Euroclear as a result of a transaction with a Depositary Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such new notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the new notes by or through a Clearstream Participant or a Euroclear Participant to a Depositary Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the new notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DTC, Clearstream and Euroclear have each published rules and operating procedures designed to facilitate transfers of beneficial interests in global notes among participants and accountholders of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued or changed at any time. Neither the Issuer nor the Guarantor will be responsible for any performance by DTC, Clearstream or Euroclear or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations, and neither the Issuer nor the Guarantor will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the new notes represented by global notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

CERTAIN LUXEMBOURG, SWISS AND UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The discussion of tax matters set forth below is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their own tax advisors with respect to the tax consequences to them of the exchange of original notes for new notes and the beneficial ownership and disposition of the new notes, including the tax consequences under state, local, foreign and other tax laws and the possible effect of changes in federal or other tax laws.

Luxembourg

The following information is of a general nature only and is based on the laws presently in force in Luxembourg, though it is not intended to be, nor should it be construed to be, legal or tax advice. Prospective investors in the new notes should therefore consult their own professional advisers as to the effects of state, local or foreign laws, including Luxembourg tax law, to which they may be subject.

Please be aware that the residence concept used under the respective headings below applies for Luxembourg income tax assessment purposes only. Any reference in the present section to a tax, duty, levy, impost or other charge or withholding of a similar nature refers to Luxembourg tax law and/or concepts only. Also, please note that a reference to Luxembourg income tax encompasses corporate income tax (impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal), a solidarity surcharge (contribution au fonds pour l’emploi) as well as personal income tax (impôt sur le revenu) generally. Investors may further be subject to net wealth tax (impôt sur la fortune) as well as other duties, levies or taxes. Corporate income tax, municipal business tax as well as the solidarity surcharge invariably apply to most corporate taxpayers resident of Luxembourg for tax purposes. Individual taxpayers are generally subject to personal income tax and the solidarity surcharge. Under certain circumstances, where an individual taxpayer acts in the course of the management of a professional or business undertaking, municipal business tax may apply as well.

Withholding tax

Luxembourg Resident Holders

Except as provided in the law of 23 December 2005, as amended (the “Relibi Law”), there is no withholding tax imposed under Luxembourg tax law on payments of principal, premium or interest made to Luxembourg resident holders of new notes, nor on accrued but unpaid interest in respect of the new notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the new notes held by Luxembourg residents.

Under the Relibi Law, payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the benefit of an individual beneficial owner who is resident of Luxembourg will be subject to a withholding tax of 10%. Such withholding tax will be in full discharge of income tax if the beneficial owner is an individual acting in the course of the management of his/her private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent.

Any payments of interest on the new notes that come within the scope of the Relibi Law will be subject to a withholding tax at a rate of 10%.

Non-Resident Holders

Except as provided in the laws of 21 June 2005, as amended (the “Savings Laws”), there is no withholding tax imposed under Luxembourg tax law on payments of principal, premium or interest made to non-resident holders of new notes, nor on accrued but unpaid interest in respect of the new notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the new notes held by non-residents.

Under the Savings Laws implementing the Council Directive 2003/48/EC of 3 June 2003 on taxation of savings income in the form of interest payments (the “Savings Directive”) and ratifying the treaties entered into by Luxembourg and certain dependent and associated territories of EU Member States (the “Territories”), payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the immediate benefit of an individual beneficial owner or a residual entity, which are resident of, or established in, an EU Member State (other than Luxembourg) or one of the Territories will be subject to a withholding tax unless the relevant recipient has adequately instructed the relevant paying agent to provide details of the relevant payments of interest or similar income to the fiscal authorities of his/her/its country of residence or establishment, or, in the case of an individual beneficial owner, has provided a tax certificate issued by the fiscal authorities of his/her country of residence in the required format to the relevant paying agent. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent.

Any payments of interest on the new notes that come within the scope of the Savings Laws will be subject to a withholding tax at a rate of 35%.

Income Taxation

Non-Resident Holders of New Notes

A non-resident holder of new notes, not having a permanent establishment or permanent representative in Luxembourg to which/whom such new notes are attributable, is not subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the new notes. A gain realized by such non-resident holder of new notes on the sale or disposal, in any form whatsoever, of the new notes or on the exchange of the original notes for the new notes is further not subject to Luxembourg income tax.

A non-resident corporate holder of new notes or an individual holder of new notes acting in the course of the management of a professional or business undertaking, who has a permanent establishment or permanent representative in Luxembourg to which or to whom such new notes are attributable, is subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the new notes and on any gains realized upon the sale or disposal, in any form whatsoever, of the new notes or upon the exchange of the original notes for the new notes.

Resident Holders of New Notes

Holders of new notes who are residents of Luxembourg will not be liable for any Luxembourg income tax on repayment of principal.

Luxembourg Resident Corporate Holder of New Notes

A corporate holder of new notes must include any interest accrued or received, any redemption premium or issue discount, as well as any gain realized on the sale or disposal, in any form whatsoever, of the new notes or on the exchange of the original notes for the new notes, in its taxable income for Luxembourg income tax assessment purposes.

A corporate holder of new notes that is governed by the law of 11 May 2007 on family estate management companies, as amended, or by the law of 17 December 2010 on undertakings for collective investment, as amended, or by the law of 13 February 2007 on specialized investment funds, as amended, is neither subject to Luxembourg income tax in respect of interest accrued or received, any redemption premium or issue discount, nor on gains realized on the sale or disposal, in any form whatsoever, of the new notes or gains realized on the exchange of the original notes for the new notes.

Luxembourg Resident Individual Holder of New Notes

An individual holder of new notes, acting in the course of the management of his/her private wealth, is subject to Luxembourg income tax at progressive rates in respect of interest received, redemption premiums or issue discounts, under the new notes, except if (i) withholding tax has been levied on such payments in accordance with the Relibi Law, or (ii) the individual holder of the new notes has opted for the application of a 10% tax in full discharge of income tax in accordance with the Relibi Law, which applies if a payment of interest has been made or ascribed by a paying agent established in a EU Member State (other than Luxembourg), or in a Member State of the European Economic Area (other than a EU Member State), or in a state that has entered into a treaty with Luxembourg relating to the Savings Directive. A gain realized by an individual holder of new notes, acting in the course of the management of his/her private wealth, upon the sale or disposal, in any form whatsoever, of new notes or upon the exchange of original notes for new notes, is not subject to Luxembourg income tax, provided this sale or disposal took place more than six months after the new notes (or the original notes, in the case of any gain realized upon the exchange of original notes for new notes) were acquired. However, any portion of such gain corresponding to accrued but unpaid interest income is subject to Luxembourg income tax, except if tax has been levied on such interest in accordance with the Relibi Law.

An individual holder of new notes acting in the course of the management of a professional or business undertaking must include this interest in its taxable basis. If applicable, the tax levied in accordance with the Relibi Law will be credited against his/her final tax liability.

Wealth Tax

A corporate holder of the new notes, whether it is resident of Luxembourg for tax purposes or, if not, it maintains a permanent establishment or a permanent representative in Luxembourg to which/whom these new notes are attributable, is subject to Luxembourg wealth tax on such new notes, except if the holder of the new notes is governed by the law of 11 May 2007 on family estate management companies, as amended, or by the law of 17 December 2010 on undertakings for collective investments, as amended, or by the law of 13 February 2007 on specialized investment funds, as amended, or is a company governed by the law of 15 June 2004 on venture capital vehicles, as amended, or a securitization company governed by the law of 22 March 2004 on securitization, as amended.

An individual holder of new notes, whether he/she is a resident of Luxembourg or not, is not subject to Luxembourg wealth tax on such new notes.

Other Taxes

Where a holder of the new notes is a resident for tax purposes of Luxembourg at the time of his or her death, the new notes are included in his or her taxable estate for inheritance tax assessment purposes.

Gift tax may be due on a gift or donation of new notes if embodied in a Luxembourg deed passed in front of a Luxembourg notary or recorded in Luxembourg.

In principle, neither the issuance nor the transfer, repurchase or redemption of the new notes will give rise to any Luxembourg registration tax or similar taxes.

However, a nominal registration duty may be due upon the registration of the new notes in Luxembourg in the case of legal proceedings before Luxembourg courts or in case the new notes must be produced before an official Luxembourg authority, or in the case of a registration of the new notes on a voluntary basis.

EU Savings Directive

Under the Savings Directive, Member States are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State or to certain limited types of entities established in that other Member State. However, for a transitional period, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories including Switzerland have adopted similar measures (a withholding system in the case of Switzerland).

The European Commission has proposed certain amendments to the Savings Directive, which may, if implemented, amend or broaden the scope of the requirements described above.

Switzerland

The following information is of a general nature only and is based on the laws presently in force in Switzerland. It does not purport to be a comprehensive description of all tax implications that might be relevant to an investment decision. This section describes the principal tax consequences under the laws of Switzerland for non-Swiss investors (i.e., for investors who are not residents of Switzerland and have no permanent establishment situated in Switzerland for Swiss tax purposes) of owning the new notes. The tax treatment for each holder depends on the particular situation. All investors and prospective investors are advised to consult with their professional tax advisors as to the respective tax consequences of the purchase, ownership and disposition of new notes.

Swiss Income and Wealth Tax

Holders of new notes who are not residents of Switzerland, and have no permanent establishment situated in Switzerland to which the new notes are attributable or to which the new notes belong, will not be subject to any Swiss federal, cantonal or communal corporate or individual income and capital or wealth tax or capital gains tax on the holding and disposition of the new notes.

Withholding Tax

Payments by the Issuer, or by the Guarantor, of interest on, and repayment of principal of, the new notes, will not be subject to Swiss federal withholding tax, even though the new notes are guaranteed by Guarantor, provided that the Issuer uses the proceeds from the offering and sale of the new notes outside of Switzerland unless Swiss taxation laws in force from time to time exceptionally permit such use in Switzerland. Although the Guarantor will guarantee the new notes, none of the proceeds are expected to be used in Switzerland. Consequently, we expect that neither the payment of interest on, nor the redemption of, the new notes will be subject to Swiss withholding tax.

EU Savings Tax for Swiss Paying Agents

The European Community and Switzerland have entered into an agreement on the taxation of savings income by way of a withholding tax system and voluntary declaration in the case of transactions between parties in the Member States and Switzerland.

The payment of interest (and discount or premium, if any) in respect of the new notes paid by the Issuer or the Guarantor or the payment of accrued interest upon a sale of the new notes by the purchaser may be subject to a deduction of 35%, if such payment is made to an EU resident individual (or certain entities or vehicles) via a Swiss paying agent. The deduction is not applied if the recipient of the payment voluntarily elects to have certain information on the payment transmitted to the tax authorities of his or her state of residence.

Securities Turnover Tax

The sale or purchase of the new notes will not be subject to Swiss turnover tax if the duration of the new notes is less than one year. If the duration of the new notes is more than one year, a sale or purchase of the new notes may be subject to Swiss turnover tax if carried out through a Swiss securities dealer (as defined in the Swiss Stamp Tax Act) or if a Swiss securities dealer is a party to the transaction. The Swiss securities dealer will usually impose half of the turnover tax of 0.3% on every contractual partner that is not a Swiss securities dealer unless the counterparties qualify for an exemption from Swiss turnover tax. No securities turnover tax will be imposed, however, on transactions not carried out through a Swiss securities dealer or to which no Swiss securities dealer is a party. The Guarantor is expected to become a Swiss securities dealer under the Swiss Federal Tax Act in the near future.

United States

The following discussion is a summary of certain material United States federal income tax consequences relevant to the exchange offer and the ownership and disposition of the new notes by U.S. holders and by Non-U.S. holders (each as defined below). This discussion is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to U.S. holders and Non-U.S. holders in light of their particular circumstances, or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, U.S. holders that have a “functional currency” other than the U.S. dollar, persons holding original notes and new notes as part of a “straddle,” a “hedge,” a “conversion transaction,” or other integrated transaction, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired or sell new notes as part of a wash sale for tax purposes, controlled foreign corporations, passive foreign investment companies, and certain expatriates or former long-term residents of the United States). In addition, the discussion does not consider the effect of any alternative minimum taxes or foreign, state, local or other tax laws, or any U.S. tax considerations (e.g., estate or gift tax) other than U.S. federal income tax considerations. Further, this summary applies only to those beneficial owners that hold original notes and new notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not consider the U.S. federal income tax consequences to any entity classified for U.S. federal income tax purposes as a partnership. If an entity classified for U.S. federal income tax purposes as a partnership holds original notes or new notes, the tax treatment of a member of the entity will generally depend upon the status of the member and the activities of the entity. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns original notes or new notes, and any members of such an entity, should consult their tax advisors as to the tax consequences of the exchange and the ownership and disposition of the new notes.

We will not seek a ruling from the IRS with respect to any matters discussed in this section, and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below.

This summary is based on the Code and applicable U.S. Treasury regulations, rulings, administrative pronouncements and judicial decisions thereunder as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect.

As used herein, the term “U.S. holder” means a beneficial owner of an original note or a new note that is for U.S. federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof (including the District of Columbia), or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust that either (x) is subject to the primary supervision of a court within the United States and one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”) have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. The term “non-U.S. holder” means a beneficial owner of an original note or new note (other than an entity classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity”) that is not a U.S. holder.

In certain circumstances we may be obligated to make payments on the new notes in excess of stated interest and principal (see “Description of the new notes and Guarantees—Change of Control”). We intend to take the position that there is no more than a remote chance that we will make such payments, and the new notes should accordingly not be treated as contingent payment debt instruments because of these additional payments. If the IRS successfully challenged this position, the new notes could be treated as contingent payment debt instruments and, in such a case, a U.S. holder could be required to accrue interest income at a rate that is different from (and potentially higher than) the interest income the U.S. holder might otherwise accrue on the new notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of the new notes. We also intend to take the position that although the terms of the original notes require us to make payments in excess of stated interest and principal in certain circumstances (see “Description of the New Notes and Guarantees—Change of Control” and “The Exchange Offer—Additional Interest on Original Notes”), there has been no more than a remote chance that we would make such payments, and the original notes should accordingly not be treated as contingent payment debt instruments because of these additional payments. U.S. holders of the original notes or the new notes are urged to consult their own tax advisors regarding the potential application to the original notes or new notes of the contingent payment debt instrument rules and the consequences thereof. The rest of this summary assumes our position is respected.

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE (“IRS”) CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT THE DISCUSSION OF TAX MATTERS SET FORTH HEREIN (A) WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER FEDERAL, STATE OR LOCAL TAX LAW; AND (B) WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE EXCHANGE OFFER AND THE NEW NOTES. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON SUCH TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Treatment of the Exchange

For U.S. federal income tax purposes, (i) the exchange of original notes for new notes pursuant to the exchange offer will not constitute a taxable event to U.S. holders or non-U.S. holders, (ii) each new note will be treated as a continuation of the corresponding original note, (iii) the initial tax basis of a new note will be the same as the adjusted tax basis of the corresponding original note immediately before the exchange, and (iv) the holding period of a new note will include the holding period of the corresponding original note.

U.S. Holders

Taxation of Interest on New Notes

Interest on the new notes will be includible in a U.S. holder’s gross income as ordinary income when received or accrued by such U.S. holder in accordance with its regular method of accounting for U.S. federal income tax purposes. In addition to interest on the new notes, a U.S. holder will be required to include in income any additional amounts and any tax withheld from interest payments and such additional amounts, notwithstanding that such withheld tax is not in fact received by such holder. All such amounts of interest should constitute foreign source interest income for U.S. federal income tax purposes. If any non-U.S. income taxes were to be paid or withheld in respect of payments on the new notes, a U.S. holder may be eligible, subject to a number of complex limitations, for a foreign tax credit. With certain exceptions, interest on the new notes included in gross income by a U.S. holder will be treated separately, together with other items of passive income of such holder, as the case may be, for purposes of computing the foreign tax credit allowable under the Code.

Certain of the original notes had an “issue price” (generally, the first price at which a substantial amount of the respective issue of original notes that was sold to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers) that was less than its “stated redemption price at maturity” (generally, the total of all payments required by the original note other than payments of stated interest). In the case of each such original note, the difference was less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to its maturity. Accordingly, for U.S. federal income tax purposes none of the original notes was issued with original issue discount (“OID”).

Market Discount on New Notes

If a U.S. holder purchases a new note (or, in the case of a new note acquired pursuant to the exchange, if a U.S. holder purchased the corresponding original note) for an amount less than the stated principal amount of the new note or the original note, as the case may be, the amount of such difference is “market discount” for federal income tax purposes, unless such difference is less than  1/4 of 1% of the stated principal amount multiplied by the number of complete years to maturity from the date of such purchase.

Unless such U.S. holder elects to include market discount in income as it accrues, any gain realized on the sale, exchange, retirement, or other disposition of a new note (including a gift) and any partial principal payment received on a new note generally will be treated as ordinary income to the extent of any accrued market discount on the new note. In addition, a U.S. holder may be required to defer deductions for a portion of the interest paid on any indebtedness incurred to purchase or carry a new note that has market discount, in an amount not to exceed the accrued market discount on the new note (unless the U.S. holder elects to include such market discount in income as it accrues).

In general, market discount on a new note held by a U.S. holder will be considered to accrue ratably during the period from the date of purchase of the new note (or, in the case of a new note acquired by the U.S. holder pursuant to the exchange, from the date of purchase of the corresponding original note) to its maturity date, unless such U.S. holder elects to accrue market discount on a constant yield basis. U.S. holders may elect to include market discount in gross income currently as it accrues (on either a ratable or a constant yield basis), in which case the interest deferral rule described above will not apply. The election to include market discount in gross income on an accrual basis, once made, would apply to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies, and it may not be revoked without the consent of the IRS. A U.S. holder’s tax basis in the new note will be increased by the amount of any market discount on the new note that is included in gross income under such an election. U.S. holders that hold new notes with market discount should consult their tax advisors regarding the manner in which accrued market discount is calculated and the election to include market discount currently in income.

Bond Premium on New Notes

In general, if a U.S. holder’s initial tax basis in a new note (or, in the case of a new note acquired by the U.S. holder pursuant to the exchange, if the U.S. holder’s initial tax basis in the corresponding original note) is greater than the stated principal amount of the new note, the amount of such excess is “bond premium” for U.S. federal income tax purposes. U.S. holders may elect to amortize bond premium over the remaining term of the new note or original note, as the case may be (or, if it results in a smaller amount of amortizable premium, until an earlier call date) on a constant-yield basis as an offset to interest income (and not as a separate item of deduction), but only as such U.S. holder takes stated interest into account under its regular method of tax accounting. A U.S. holder’s tax basis in the new note will be reduced by the amount of bond premium on the new note that is so amortized. If a U.S. holder does not elect to amortize bond premium, it will be required to report the full amount of stated interest on the new note as ordinary income, even though it may be required to recognize a capital loss (which may not be available to offset ordinary income) on a sale or other disposition of the new note. An election to amortize bond premium, once made, would apply to all debt instruments held or subsequently acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. U.S. holders that hold new notes with bond premium should consult their tax advisors regarding the application of these rules.

Election to Treat all Interest as OID

A U.S. holder may elect in the year of acquisition of a new note (or, in the case of a new note acquired by the U.S. holder pursuant to the exchange, in the year of acquisition of the corresponding original note) to account for all interest (including stated interest, market discount, and de minimis market discount, as adjusted by any amortizable bond premium) that accrues on the new note or original note, as the case may be, by using the constant-yield method applicable to OID. Any such election may not be revoked without the consent of the IRS. Any such election that is made by a U.S. holder with respect to a new note or original note that has market discount at the time of its acquisition will lead to the U.S. holder being deemed to make an election to accrue market discount for other debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies. Any election to treat all interest as OID that is made by a U.S. holder with respect to a new note or original note that has amortizable bond premium at the time of its acquisition will lead to the U.S. holder being deemed to make an election to amortize bond premium for other taxable debt instruments that are held by the U.S. holder on the first day of the first taxable year to which the election to treat all interest as OID applies or that are thereafter acquired.

Taxation of Dispositions of New Notes

Upon the sale, exchange, retirement, redemption, repurchase or other taxable disposition of a new note, a U.S. holder generally will recognize gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition (other than amounts representing accrued and unpaid interest not previously included in income, which will be treated as interest income) and (2) the U.S. holder’s adjusted tax basis in the new note. A U.S. holder’s adjusted tax basis in a new note will be, in general, the cost of the new note (or, in the case of a new note acquired by the U.S. holder pursuant to the exchange, the adjusted tax basis in the corresponding original note immediately before the exchange), increased by the amount of any market discount on the new note previously included in income, decreased by the amount of any bond premium on the new note previously amortized, and decreased by any payments received in respect of the new note that are not stated interest payments. Subject to the market discount rules, discussed above, gain or loss realized on the sale, exchange or retirement of a new note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such sale, exchange or retirement, the new note has been held for more than one year. Net long-term capital gain recognized by a non-corporate U.S. holder generally is subject to U.S. federal income tax at a preferential rate. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

When required, we will report to the holders of the original notes and the new notes and to the IRS the amounts paid on or with respect to the original notes or new notes and the amount of any tax withheld from such payments. Certain non-corporate U.S. holders may be subject to backup withholding (currently imposed at a rate of 28%) on payments made on or with respect to the new notes and on payment of the proceeds from the disposition of a new note. In general, backup withholding will apply to a U.S. holder only if the holder:

•	fails to furnish its Taxpayer Identification Number, or “TIN,” which for an individual is his or her Social Security Number;

•	furnishes an incorrect TIN;

•	is notified by the IRS that it has failed properly to report payments of interest; or

•

under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest payments.

A U.S. holder will be eligible for an exemption from backup withholding upon providing a properly completed IRS Form W-9 (or substitute form) to the person that otherwise would be required to withhold the backup withholding tax. Backup withholding is not an additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS. The information reporting requirements may apply regardless of whether withholding is required.

Unearned Income Medicare Contribution Tax

For taxable years beginning after December 31, 2012, U.S. holders that are not corporations will generally be subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the U.S. holder’s “net investment income” for the taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which, in the case of individuals, will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income will generally include any income or gain recognized by such holder with respect to the new notes, unless such income or gain is derived in the ordinary course of the conduct of such holder’s trade or business (other than a trade or business that consists of certain passive or trading activities).

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts held for investment that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the new notes.

Non-U.S. Holders

Taxation of Interest and Disposition of New Notes

In general, and subject to the discussion below under “Backup Withholding and Information Reporting,” a non-U.S. holder will not be subject to U.S. federal income or withholding tax on stated interest on the new notes or gain upon the disposition of the new notes, unless:

•

the interest or gain, as the case may be, is effectively connected with the conduct of a trade or business (or, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by the non-U.S. holder; or

•

with respect to gain upon the disposition of new notes, such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

Any interest earned on a new note, or gain on a disposition of a new note, that is effectively connected with the conduct of a trade or business (or, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by a non-U.S. holder will be subject to U.S. federal income tax at regular graduated rates. If the non-U.S. holder is classified as a corporation for U.S. federal income tax purposes, such income will also be taken into account for purposes of determining the amount of U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable tax treaty) on effectively connected earnings and profits, subject to certain adjustments. However, such effectively connected income will not be subject to U.S. federal income tax withholding, provided that the non-U.S. holder furnishes a properly completed IRS Form W-8ECI (or a suitable substitute form) to the person that otherwise would be required to withhold U.S. tax.

Backup Withholding and Information Reporting

If new notes are held by a non-U.S. holder through the non-U.S. office of a non-U.S. related broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding in certain circumstances, may apply if new notes are held by a non-U.S. holder through a U.S., or U.S.-related, broker or financial institution, or the U.S. office of a non-U.S. broker or financial institution and the non-U.S. holder fails to provide appropriate information. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. We reserve the right in our sole discretion to purchase or make offers for, or to offer new notes for, any original notes that remain outstanding subsequent to the expiration of the exchange offer pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase original notes in the open market, in privately negotiated transactions or otherwise. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days beginning when the new notes are first issued, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until June 20, 2013, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by brokers-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days beginning when the new notes are first issued, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the issuance and sale of the new notes and guarantees will be passed upon for the Issuer and the Guarantor by Foley & Lardner LLP, counsel to the Issuer and the Guarantor. Certain matters under the laws of Switzerland related to the guarantees will be passed upon for the Guarantor by Bär & Karrer AG, Swiss counsel to the Guarantor. Certain matters under the laws of Luxembourg related to the notes will be passed upon for the Issuer by Allen & Overy Luxembourg, Luxembourg counsel to the Issuer.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Pentair Ltd.’s Annual Report on Form 10-K/A for the year ended December 31, 2012 and the effectiveness of Pentair Ltd.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph referring to changes in certain of Pentair Ltd.’s methods of accounting for defined benefit pension and other postretirement benefit costs in 2012 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of Tyco Flow Control International Ltd. and the Flow Control business of Tyco International Ltd. as of September 30, 2011 and September 24, 2010 and for each of the three years in the period ended September 30, 2011, and the related financial statement schedule, incorporated in this prospectus by reference from Pentair Ltd.’s Current Report on Form 8-K dated September 28, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-11625). We also filed a registration statement on Form S-4, including exhibits, under the Securities Act of 1933 with respect to the new notes and guarantees offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2012 as amended by our Annual Report on Form 10-K/A filed with the SEC on February 27, 2013; and

•	our Current Reports on Form 8-K dated September 28, 2012, March 8, 2013 and March 11, 2013.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Pentair Ltd.

c/o Pentair Management Company

5500 Wayzata Boulevard, Suite 800

Minneapolis, Minnesota 55416-1259

Attention: Secretary

(763) 545-1730

You can also find these filings on our website at www.pentair.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

You should not assume that the information in this prospectus, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

Pentair Ltd.

Pentair Finance S.A.

OFFER TO EXCHANGE ALL OUTSTANDING

$350,000,000 1.350% Senior Notes due 2015

$350,000,000 1.875% Senior Notes due 2017

$250,000,000 2.650% Senior Notes due 2019

$373,026,000 5.000% Senior Notes due 2021

$550,000,000 3.150% Senior Notes due 2022

FOR NEW, REGISTERED

$350,000,000 1.350% Senior Notes due 2015

$350,000,000 1.875% Senior Notes due 2017

$250,000,000 2.650% Senior Notes due 2019

$373,026,000 5.000% Senior Notes due 2021

$550,000,000 3.150% Senior Notes due 2022

PROSPECTUS

March 22, 2013